UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 FIRSTCDP, INC.
                 (Name of small business issuer in its charter)

         NEVADA                       7310                      86-1030964
(State or jurisdiction         (Primary Standard             (I.R.S. Employer
  of incorporation or              Industrial             Identification Number)
     organization)             Classification Code
                                     Number)

                        4745 North 7th Street, Suite 234
                             Phoenix, Arizona 85014
                             Telephone: 602-235-9080
          (Address and telephone number of principal executive offices)

                        4745 North 7th Street, Suite 234
                             Phoenix, Arizona 85014
                             Telephone: 602-235-9080
(Address of principal place of business or intended principal place of business)

                              Jonathan A. Firestein
                                 FirstCDP, Inc.
                        4745 North 7th Street, Suite 234
                             Phoenix, Arizona 85014
                             Telephone: 602-235-9080
                             Facsimile: 602-235-9040
           (Name, address, and telephone number of agent for service)

                                   Copies to:
                             David B. Stocker, Esq.
                      4745 North Seventh Street, Suite 234
                             Phoenix, Arizona 85014
                             Telephone: 602-235-9080
                             Facsimile: 602-235-9040

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement or the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

================================================================================
                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
Title of each      Proposed      Proposed         Proposed
class of           Dollar        maximum          maximum           Amount of
securities to      Amount to be  offering price   aggregate         registration
be registered      registered    per unit         offering price    fee
--------------------------------------------------------------------------------
Common Stock(1)    $25,000       $0.25            $25,000              $2.30
Common Stock(2)    $25,000       $0.25(3)         $25,000              $2.30

                                                         Total:        $4.60
================================================================================

(1)  100,000 shares of common stock relate to the offering by FirstCDP, Inc.
(2) 100,000 shares of common stock relate to the offering by the Selling Shareholder.
(3) Estimated solely for purposes of calculating registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended.

Pursuant to Rule 416 of the Act, this registration statement also covers such indeterminate additional shares of common stock as may become issuable as a result of stock splits, stock dividends or other similar events.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

                                Explanatory Note

This registration statement contains two consolidated prospectuses: one relating to the offering by FirstCDP, Inc. of 100,000 shares of its common stock, par value $0.001 per share, for cash, and another prospectus relating to the offering of 100,000 shares of common stock held by the selling shareholder who may wish to sell its common stock.

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
WE WILL AMEND AND COMPLETE THE INFORMATION IN THIS PROSPECTUS. ALTHOUGH WE ARE PERMITTED BY U.S. FEDERAL SECURITIES LAW TO OFFER THESE SECURITIES USING THE PROSPECTUS, WE MAY NOT SELL THEM OR ACCEPT YOUR OFFER TO BUY THEM UNTIL THE DOCUMENTATION FILED THE SEC RELATING TO THESE SECURITIES HAS BEEN DECLARED EFFECTIVE BY THE SEC. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES OR OUR SOLICITATION OF YOUR OFFER TO BUY THESE SECURITIES IN ANY JURISDICTIONS WHERE THAT WOULD NOT BE PERMITTED OR LEGAL.


                                   PROSPECTUS
                                  May ___, 2002

                                 FIRSTCDP, INC.
                      4745 North Seventh Street, Suite 234
                             Phoenix, Arizona 85014
                                  602-235-9080

                         200,000 Shares of Common Stock
                                 $0.25 per Share

FirstCDP, Inc. ("FI" or the "Company") is offering (the "Offering") up to 200,000 shares of common stock with the par value of $0.001 per share ("Common Stock"), of which up to 100,000 shares are offered by FI. The Offering Price is set by FI at $0.25 per share.

Concurrent with this offering, FI is registering 100,000 additional shares of common stock for sale by the Selling Shareholder who may wish to sell its shares in the open market or in privately negotiated transactions. The Selling Shareholder will only sell its shares after FI completes the offering of FI's shares.

FI and the Selling Shareholder are offering the shares of Common Stock in a self-underwritten offering. There is no minimum number of shares to be sold in the Offering. No underwriting arrangements for the Offering exist. The proceeds from the sale of up to 100,000 shares of Common Stock will be available directly to FI, and the proceeds from the sale of up to 100,000 shares of Common Stock will be available directly to the Selling Shareholder. There are no arrangements to place any of the proceeds in escrow.

The Offering will terminate on the earlier of (i) the date when the sale of all 200,000 shares is completed or (ii) one hundred and eighty (180) days from the date of this Prospectus, unless extended by the Company, without further notice, for an additional ninety (90) days. Notwithstanding the conditions (i) and (ii) above, FI in its sole discretion may terminate the Offering prior to one hundred and eighty (180) days from the date of this Prospectus by a unanimous vote of FI's Board of Directors.

Prior to this Offering, there has been no public market for FI's Common Stock. Neither the Nasdaq National Market nor any national securities exchange lists FI's Common Stock. We anticipate that our common stock will initially be traded on the OTC Bulletin Board after this Offering. We have not taken any steps to obtain a market maker for our common stock.

            Investment in the shares involves a high degree of risk.
                     See "risk factors" starting on page 6.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

During the offering period, FI is required to update this prospectus to reflect any facts or events arising after the effective date of the Registration Statement filed with the SEC that represent a fundamental change in the information set forth in the Registration Statement.

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
              Number                       Underwriting        Proceeds to the
                of          Offering        Discounts &        Company and the
              Shares          Price         Commissions      Selling Shareholder
              ------          -----         -----------      -------------------
Per Share        1          $     0.25         $0.00             $     0.25
Total        200,000(1)     $50,000.00         $0.00             $50,000.00

(1) 100,000 shares of common stock relate to the offering by FirstCDP, Inc., and 100,000 shares of common stock relate to the offering by the Selling Shareholder.

This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

We intend to furnish our stock holders with annual reports containing audited financial statements.

FI does not plan to use this offering prospectus before the effective date.

                                 FirstCDP, Inc.
                        4745 North 7th Street, Suite 234
                             Phoenix, Arizona 85014
                                  602-235-9080

                  The date of this Prospectus is May ____, 2002

                                TABLE OF CONTENTS

PART I: INFORMATION REQUIRED IN PROSPECTUS

  Item 3.  Summary Information and Risk Factors ............................   6
  Item 4.  Use of Proceeds .................................................  19
  Item 5.  Determination of Offering Price .................................  20
  Item 6.  Dilution ........................................................  21
  Item 7.  Selling Security Shareholder ....................................  21
  Item 8.  Plan of Distribution ............................................  22
  Item 9.  Legal Proceedings ...............................................  23
  Item 10. Directors, Executive Officers, Promoters and Control Persons ....  24
  Item 11. Security Ownership of Certain Beneficial Owners and Management ..  25
  Item 12. Description of Securities .......................................  25
  Item 13. Interests of Named Experts and Counsel ..........................  26
  Item 14. Disclosure of Commission Position of Indemnification
             for Securities Act Liabilities ................................  26
  Item 15. Organization Within Last Five Years .............................  27
  Item 16. Description of Business .........................................  27
  Item 17. Management's Discussion and Plan of Operation ...................  31
  Item 18. Description of Property .........................................  34
  Item 19. Certain Relationships and Related Transactions ..................  34
  Item 20. Market for Common Equity and Related Stockholder Matters ........  35
  Item 21. Executive Compensation ..........................................  35
  Item 22. Financial Statements ............................................  35
  Item 23. Changes In and Disagreements With Accountants on Accounting
             and Financial Disclosure ......................................  36

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

  Item 24. Indemnification of Directors and Officers ......................   36
  Item 25. Other Expenses of Issuance and Distribution ....................   36
  Item 26. Recent Sales of Unregistered Securities ........................   37
  Item 27. Exhibits .......................................................   37
  Item 28. Undertakings ...................................................   38

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
                   PART I: INFORMATION REQUIRED IN PROSPECTUS

ITEM 3. SUMMARY INFORMATION AND RISK FACTORS.

The Company

FirstCDP, Inc. ("FI," "we," or the "Company") was incorporated in the State of Nevada on May 24, 2001. FI intends to develop and operate an electronic commerce ("e-commerce") website that focuses on the history and specific charm of the Haight-Ashbury district in San Francisco, California. The website will be located at www.TheHaight.com. In the opinion of FI's management, the market for internet advertising and sales of city-specific merchandise is highly competitive with low barriers to entry, which serve simultaneously as an opportunity and a risk to FI's business plan. FI has yet to commence planned operations. As of the date of this Prospectus, FI has engaged in only limited start-up efforts and has not generated any revenues. Taking these facts into account, the independent auditor of FI have expressed substantial doubt about FI's ability to continue as a going concern.

As of the date of this Prospectus, we have 10,115,000 shares of $0.001 par value common stock issued and outstanding.

Our administrative office is located at 4745 North 7th Street, Suite 234, Phoenix, Arizona 85014, telephone 602-235-9080.

Our fiscal year end is December 31st.

The Offering

FI is offering an aggregate of up to 200,000 shares of Common Stock, of which up to 100,000 shares are offered by FI, and up to 100,000 shares are offered by the Selling Shareholder. The Offering Price is set by FI at $0.25 per share.

FI and the Selling Shareholder are offering the shares of Common Stock in a self-underwritten offering. There is no minimum number of shares to be sold in the Offering. No underwriting arrangements for the Offering exist. The proceeds from the sale of up to 100,000 shares of Common Stock will be available directly to FI, and the proceeds from the sale of up to 100,000 shares of Common Stock will be available directly to the Selling Shareholder. There are no arrangements to place any of the proceeds in escrow.

FI plans to use the proceeds from the sale of up to 100,000 shares of Common Stock available to it for office equipment and supplies, web design and hosting, marketing, and general working capital.

The Offering shall terminate on the earlier of (i) the date when the sale of all 200,000 shares is completed or (ii) one hundred and eighty (180) days from the date of this Prospectus, unless extended by the Company, without further notice, for an additional ninety (90) days. Notwithstanding the conditions (i) and (ii) above, FI in its sole discretion may terminate the Offering prior to one hundred and eighty (180) days from the date of this Prospectus by a unanimous vote of FI's Board of Directors.

FI's transfer agent is Holladay Stock Transfer, 2939 North 67th Place, Scottsdale, Arizona 85251, telephone 480-481-3940.

FI has agreed to pay all costs and expenses relating to the registration of its common stock.

The purchase of the Common Stock of this Offering hereby involves a high degree of risk. The Common Stock offered in this Prospectus is for investment purposes only and currently no market for the Common Stock exists. See "Risk Factors" and "Dilution."

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
                                  RISK FACTORS

Investment in the securities offered hereby involves certain risks and is suitable only for investors of substantial financial means. Prospective investors should carefully consider the following risk factors in addition to the other information contained in this prospectus, before making an investment decision concerning the common stock.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus contains forward-looking statements which involve substantial risks and uncertainties. When used in this prospectus, the forward-looking statements are often identified by the use of such terms and phrases as "may," "will," "should," "could," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," or "continue" or the negative of such terms and other comparable terminology. The "safe harbor" for "forward-looking" statements provided by the Private Securities Litigation Reform Act of 1995 specifically does not apply to statements made in connection with an initial public offering. Although we believe the understandings and assumptions on which the forward looking statements in this prospectus are based are reasonable, our actual results, performances and achievements could differ materially form the results in, or implied by, these forward-looking statements, including those discussed under the caption "Risk Factors."

FI HAS NO DEMONSTRABLE TRACK RECORD OF SUCCESSFUL OPERATIONS, MAY FACE DIFFICULTIES ENCOUNTERED IN THE NEW AND RAPIDLY EVOLVING MARKETS IN WHICH IT OPERATES.

FI was formed in Nevada on May 24, 2001. To date, FI has not generated any revenues and may incur losses in the foreseeable future. FI has no demonstrable operations record on which you can rely to evaluate the business and its prospects. FI has a limited operating history and faces many of the risks and difficulties frequently encountered in new and rapidly evolving markets, including the Internet advertising and sales market. The risks and difficulties that will be faced by FI include its ability to:

     - attract any audience or a larger audience to FI's Website, TheHaight.com;

     -    increase awareness of the TheHaight.com brand;

     -    strengthen user loyalty;

     -    offer compelling content;

     -    develop and maintain strategic relationships;

     -    attract a large number of advertisers;

     -    respond effectively to competitive pressures;

     -    develop and upgrade FI's technology; and

     -    attract, retain and motivate qualified personnel.

FI MAY NOT BE ABLE TO ATTAIN PROFITABILITY WITHOUT ADDITIONAL FUNDING, WHICH MAY BE UNAVAILABLE.

FI has limited capital resources. Unless FI begins to generate sufficient revenues to finance operations as a going concern, FI may experience liquidity and solvency problems. Such liquidity and solvency problems may force FI to go out of business if additional financing is not available.

FI estimates that it needs a minimum of $10,000 to maintain bare-bones operations for the next twelve (12) months. In this context, "bare-bones operations" means all of the following:

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
     1. FI will not be able to work without purchasing the proper computer equipment, supplies, and Internet connection.

     2. FI will concentrate its operations exclusively in a small target market not extending beyond the Haight-Ashbury district of San Francisco, California area; and

     3. FI will perform all administrative and office functions out of the office of its legal counsel without a rental charge.

If FI fails to raise at least $20,000 in this Offering, Stiltskin, Inc., the Selling Shareholder, has agreed to provide sufficient additional funds as a loan not to exceed $20,000 over the next twelve (12) months period on an as needed basis. The amount loaned will be calculated against amount raised up to $10,000. (i.e., if $2,500 is raised then Stiltskin, Inc. will loan only $17,500). The loan will mature at an annual interest rate of prime plus one percentage point. The principal and interest will be payable one year from the date of the first disbursement to FI. At the time of repayment by FI, and at the option of FI, the principal and interest may be converted to common shares in FI at a price of $0.25 a share.

FI HAS NOT ACHIEVED PROFITABILITY AND HAS ANTICIPATED LOSSES.

FI has not achieved profitability and expects to incur operating losses for the next twelve to eighteen months. FI expects to continue to incur significant operating and capital expenditures and, as a result, it will need to generate significant revenues to achieve and maintain profitability.

There can be no assurance that FI will achieve sufficient revenues for profitability. Even if FI does achieve profitability, there can be no assurance that it will be able to sustain or increase profitability on a quarterly or annual basis. If revenues grow slower than FI anticipates, or if operating expenses exceed FI's expectations or cannot be adjusted accordingly, its business, results of operations and financial condition will be materially and adversely affected.

As a result of FI's limited operating history, FI does not have historical financial data for a significant number of periods upon which to forecast quarterly revenues and results of operations. In addition, the operating results of FI are likely to fluctuate significantly from quarter to quarter as a result of several factors, many of which are outside FI's control, and any of which could materially harm the business of FI. These factors include:

     - fluctuations in the demand for Internet advertising or electronic commerce;

     - bankruptcies or other payment default of Internet companies which may be a source of advertising revenues;

     -    changes in the level of traffic on its Website; and

     - fluctuations in marketing expenses and technology infrastructure costs.

FI's revenues for the foreseeable future will remain dependent on user traffic levels and advertising and e-commerce activity on its Website. Future revenues are difficult to forecast. FI plans to develop and expand its Website content, and to upgrade and enhance its technology and infrastructure development in order to support its growth. FI may be unable to adjust spending quickly enough to offset any unexpected reduction in revenues in a particular quarter, which may materially and adversely affect its business, results of operations and financial condition.

In one or more future quarters, FI's results of operations may fall below the expectations of investors and securities analysts. If FI's results of operations fall below expectations, the trading price of its common stock would likely be materially adversely affected. In addition, if the revenues of FI in a particular quarter are lower than anticipated, FI may be unable to reduce spending in that quarter. If FI has a shortfall in revenues in relation to its expenses, then FI's business, results of operations and financial condition would be materially and adversely affected.

FI HAS NO OPERATING HISTORY AND FINANCIAL RESULTS ARE UNCERTAIN.

There is no assurance that FI will provide a return on investment in the future. FI has not achieved profitability, and expects to incur net losses for the foreseeable future. As a result of FI's limited operating history, it is difficult to accurately forecast its potential revenue, and there is no meaningful historical financial data upon which to base planned operating expenses. FI is a relatively young company with no history of earnings or profits, its revenue and income potential is unproved and its business model is still emerging.

FI MAY NOT ACHIEVE OR SUSTAIN FAVORABLE OPERATING RESULTS.

If FI does not become profitable, it may be unable to maintain its Website, which would eliminate its sole service line. If FI does achieve profitability, it cannot be certain that it will sustain or increase it. An investor in FI's common stock must consider the risks and difficulties frequently encountered by early stage companies in new and rapidly evolving markets. FI's ability to achieve and then sustain favorable operating results will depend on a number of factors, including costs related to: identifying and marketing to prospective advertisers, and attracting visitors to the Website.

FI'S AUDITOR EXPRESSED SUBSTANTIAL DOUBT ABOUT FI'S ABILITY TO CONTINUE AS A GOING CONCERN.

FI has yet to commence planned operations. As of the date of this Prospectus, FI has only engaged in limited start-up efforts, and has not generated any revenues. Taking these facts into account, the independent auditor of FI have expressed substantial doubt about FI's ability to continue as a going concern.

FI IS IN ITS EARLIEST STAGES OF DEVELOPMENT AND MAY NEVER BECOME PROFITABLE.

FI is in the extreme early stages of development and could fail before implementing its business plan. It must be regarded as a "start-up" venture that will incur net losses for the foreseeable future. FI has no operating history or revenues from operations, and its faces unforeseen costs, expenses, problems and difficulties that could easily prevent it from ever becoming profitable.

FI MAY NOT BE ABLE TO IMPLEMENT ITS BUSINESS PLAN WITHOUT ALL OR A PORTION OF OFFERING PROCEEDS.

Without realizing all or a portion of the Offering proceeds from the sale of FI shares, FI will have to seek alternative sources of funding to commence planned operations and implement its business plan.

FI NEEDS TO USE A PORTION OF GROSS PROCEEDS TO PAY THE OFFERING EXPENSES.

FI estimates the expenses of this Offering to be $5,955. As of April 30, 2002, FI had only $5,502 in cash. Thus, FI estimates that it has to use at least the first $500 of the gross proceeds to pay for the expenses of the Offering. If FI raises less than $500 in this Offering, there will be no proceeds to invest in the business.

FI MAY NEED TO RAISE ADDITIONAL CAPITAL AND ITS PROSPECTS FOR OBTAINING ADDITIONAL FINANCING ARE UNCERTAIN.

FI currently anticipates that its existing cash, cash equivalents, and monies to be raised in this Offering will be sufficient to meet its anticipated capital expenditures and working capital requirements for at least the next twelve months.

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FI'S BUSINESS WILL BE HARMED IF INTERNET USAGE DOES NOT CONTINUE TO GROW.

FI's market is new and rapidly evolving. FI's business would be adversely affected if Internet usage does not continue to grow. A number of factors may inhibit Internet usage, including:

     -    inadequate network infrastructure;

     -    security concerns;

     -    inconsistent quality of service;

     -    lack of availability of cost-effective, high-speed service;

     - consumers returning to traditional or alternative sources for information, shopping and services; and

     - privacy concerns, including those related to the ability of websites to gather information about users without their knowledge or consent.

If Internet usage continues to grow significantly, the Internet infrastructure may not be able to support the demands placed on it by this growth and its performance and reliability may decline. In addition, websites have experienced interruptions in their services as a result of outages and other delays occurring throughout the Internet network infrastructure. If these outages and delays frequently occur in the future, Internet usage, including the usage of FI's website, could grow more slowly or decline.

THE MARKET FOR INTERNET ADVERTISING E-COMMERCE IS STILL DEVELOPING. IF THE INTERNET FAILS TO GAIN FURTHER ACCEPTANCE AS A MEDIUM FOR ADVERTISING, FI WOULD HAVE SLOWER REVENUE GROWTH THAN EXPECTED AND WOULD INCUR GREATER THAN EXPECTED LOSSES.

FI expects to derive a substantial portion of its revenues from sponsorships and advertising for the foreseeable future, as demand and market acceptance for Internet advertising continues to develop. Accordingly, FI's business depends on market acceptance of the Internet as a medium for advertising.

Although there are currently several standards for the measurement of the effectiveness of Internet advertising, the industry has had difficulty convincing potential advertisers that Internet advertising is a significant advertising medium. Advertisers and advertising agencies that have historically relied on traditional forms of advertising may be reluctant or slow to adopt online advertising. In addition, advertisers and advertising agencies that use the Internet as an advertising medium may find online advertising to be less effective for promoting their products and services than traditional advertising media, including television, radio and print. Advertisers and advertising agencies that have invested substantial resources in traditional methods of advertising may also be reluctant to reallocate their resources to online advertising. Moreover, software programs that limit or prevent advertising from being delivered to an Internet user's computer are available. Widespread adoption of this software could adversely affect the commercial viability of Internet advertising. The market for online advertising also depends on the overall growth and acceptance of electronic commerce. If the markets for online advertising and electronic commerce fail to develop or develop more slowly than FI expects, or if FI is unable to adapt to new forms of Internet advertising, FI would have slower than expected revenue growth and would incur greater than expected losses, and FI's business and financial condition would be harmed. Furthermore, different pricing models are used to sell advertising on the Internet and it is difficult to predict which, if any, of the models will emerge as the industry standard. This makes it difficult to project FI's future advertising rates and revenues.

FI MAY HAVE A SMALL NUMBER OF ADVERTISERS AND THE LOSS OF A NUMBER OF THESE ADVERTISERS COULD ADVERSELY AFFECT ITS FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

It is possible that FI will depend on a small number of advertisers for a significant portion of its revenues. In addition, FI's largest advertisers will most likely vary over time. Consequently, the loss of even a small number of its largest advertisers at any one time may adversely affect FI's business, financial condition and results of operations, unless FI is able to enter into a sufficient number of new comparable contracts.

FI MAY BE UNABLE TO RESPOND TO THE RAPID TECHNOLOGICAL CHANGE IN ITS INDUSTRY.

FI's market is characterized by rapidly changing technologies, frequent new product and service introductions and evolving industry standards. The recent growth of the Internet and intense competition in FI's industry exacerbate these market characteristics. To achieve its goals, FI needs to effectively integrate the various software programs and tools required to enhance and improve its services offerings and manage its business. FI's future success will depend on its ability to adapt to rapidly changing technologies by continually improving the performance features and reliability of its services. FI may experience difficulties that could delay or prevent the successful development, introduction or marketing of new products and services. In addition, FI's services must meet the requirements of its prospective users and must achieve significant market acceptance. FI also could incur substantial costs if it needs to modify its services or infrastructures to adapt to these changes.

GOVERNMENT REGULATION AND LEGAL UNCERTAINTIES COULD ADD ADDITIONAL COSTS TO DOING BUSINESS ON THE INTERNET.

There are currently few laws or regulations that specifically regulate communications or commerce on the Internet. However, laws and regulations may be adopted in the future that address issues such as user privacy, pricing and taxation, content, copyrights, distribution, antitrust matters and the characteristics and quality of products and services. The costs of transmitting data over the Internet could also increase as a result of government regulation. Moreover, it may take years to determine the extent to which existing laws relating to issues such as property ownership, obscenity, libel and personal privacy are applicable to the Internet or the application of laws and regulations from jurisdictions whose laws do not currently apply to FI's business. Any new laws or regulations relating to the Internet could adversely affect FI's business.

Due to the global nature of the Internet, it is possible that, although FI's transmissions over the Internet will originate primarily in the State of Arizona, the governments of other states and foreign countries might attempt to regulate FI's business activities. In addition, because FI's service is available over the Internet in multiple states and foreign countries, these jurisdictions may require FI to qualify to do business as a foreign corporation in each of these states or foreign countries, which could subject FI to taxes and other regulations.

SEASONAL AND CYCLICAL PATTERNS MAY ADVERSELY AFFECT FI'S BUSINESS.

FI believes that advertising sales in traditional media, such as television and radio, generally are lower in the first and third calendar quarters of each year. If FI's market makes the transition from an emerging to a more developed market, seasonal and cyclical patterns may develop also in its market, which, if similar to those in traditional media, may result in lower advertising revenues in the first and third calendar quarters of each year. In addition, FI expects that traffic levels on its website will typically fluctuate during the summer and year-end vacation and holiday periods. These seasonal and cyclical patterns may adversely affect FI's business, financial condition and results of operations.

FI'S UNCERTAIN SALES CYCLES COULD ADVERSELY AFFECT ITS BUSINESS.

The time between the date of initial contact with a potential advertiser or sponsor and the execution of a contract with the advertiser or sponsor is often lengthy, typically six weeks for smaller agreements and longer for larger agreements, and is subject to delays over which FI has little or no control, including:

     -    advertisers' and sponsors' budgetary constraints;

     -    advertisers' and sponsors' internal acceptance reviews;

     - the success and continued internal support of advertisers' and sponsors' own development efforts; and

     - the possibility of cancellation or delay of projects by advertisers or sponsors.

During the sales cycle, FI may expend substantial funds and management resources and yet not obtain sponsorship or advertising revenues. Accordingly, FI's results of operations for a particular period may be adversely affected if sales to advertisers or sponsors forecasted in a particular period are delayed or do not otherwise occur.

FI INTENDS TO RELY ON THIRD PARTIES TO ADEQUATELY MEASURE THE DEMOGRAPHICS OF ITS USER BASE AND DELIVERY OF ADVERTISEMENTS ON ITS WEBSITE. FI'S BUSINESS WOULD BE HARMED IF THESE THIRD PARTIES FAIL TO PROVIDE THIS SERVICE TO FI.

It is important to FI's advertisers that FI accurately measures the demographics of its user base and the delivery of advertisements on its website. FI intends to depend on third parties to provide many of these measurement services. If these third parties are unable or unwilling to provide these services to FI in the future, FI would need to perform them itself or obtain them from another provider. This could cause FI to incur additional costs or cause interruptions in its business until it replaces these services. Companies may choose to not advertise on FI's website or may pay less for advertising if they perceive FI's demographic measurements are not reliable. Either of these events would adversely affect FI's business.

FI MAY NOT BE ABLE TO DELIVER VARIOUS SERVICES IF THIRD PARTIES FAIL TO PROVIDE RELIABLE SOFTWARE, SYSTEMS AND RELATED SERVICES TO FI.

FI intends to be dependent on various third parties for software, systems and related services. Several of the third parties that would provide software and services to FI have a limited operating history, have relatively immature technology and are themselves dependent on reliable delivery of services from others. As a result, FI's ability to deliver various services to its users may be adversely affected by the failure of these third parties to provide reliable software, systems and related services to it.

IF FI FAILS TO MANAGE ITS GROWTH EFFECTIVELY, ITS BUSINESS AND FINANCIAL CONDITION COULD BE HARMED.

If FI is unable to manage its growth effectively, its business could be adversely affected. Possible mergers with other companies and possible future growth in its operations would place a significant strain on FI's resources. As part of this possible growth, FI would have to implement new operational and financial systems, procedures and controls. FI's business would be harmed if it is unable to implement these new systems in a timely and effective manner.

SUFFICIENT PENETRATION OF THE WEBSITE TO THE EXISTING MARKETPLACE MAY NOT BE POSSIBLE.

FI intends to develop and operate an electronic commerce website that focuses on the history and specific charm of the Haight-Ashbury district in San Francisco, California. Once the site is launched, there is no guarantee that the marketplace will be sufficiently penetrated so that FI will become profitable. Any failure to establish sufficient market penetration of the website would prevent FI from implementing its business plan, and could cause its stock to be worthless.

THERE IS INTENSE COMPETITION AMONG INTERNET-BASED BUSINESSES AND PUBLISHING COMPANIES FOCUSED ON LOCAL SPECIFIC GUIDES AND/OR CITY GUIDES, AND THIS COMPETITION COULD RESULT IN PRICE REDUCTIONS, REDUCED MARGINS OR LOSS OF MARKET SHARE.

The number of websites competing for the attention and spending of users and advertisers has increased and FI expects it to continue to increase. FI's website will compete for users and advertisers with the following types of companies:

     - online services or websites targeted at consumers of a specific place, such as Citysearch.com;

     - publishers and distributors of travel guides, such as Frommers and Fodors.

     -    Restaurant guides such as Zagat;

     - Web search and retrieval and other online service companies, commonly referred to as portals, such as America Online, Yahoo, and Google; and

     -    e-commerce companies such as Amazon.com.

Increased competition could result in price reductions, reduced margins or loss of market share, any of which could adversely affect FI's business, results of operations and financial condition.

FI'S BUSINESS WOULD BE HARMED IF ITS SYSTEMS FAIL OR EXPERIENCE A SLOWDOWN.

FI currently anticipates that substantially all of its communications and computer hardware will eventually be located in Phoenix, Arizona. Fire, floods, earthquakes, power loss (including as a result of rolling blackouts), telecommunications failures, break-ins and similar events could damage these systems. System failures may adversely affect the combined company's user traffic, which could adversely affect its revenues and operating results and harm its reputation with users, advertisers and commerce partners. Computer viruses, electronic break-ins or other similar disruptive problems, such as those historically experienced by several leading websites, could also adversely affect FI's website. FI does not have any insurance policies that would adequately compensate it for any losses that may occur due to any failures or interruptions in its systems. FI does not presently have any secondary "off-site" systems or a formal disaster recovery plan.

FI's website may need to accommodate a high volume of traffic and deliver frequently updated information. FI's website may experience slower response times or decreased traffic for a variety of reasons. These occurrences may have a material impact on FI's business. These types of occurrences in the future could cause users to perceive FI's website as not functioning properly and therefore cause them to use another website or other methods to obtain information.

In addition, FI's users will depend on Internet service providers, online service providers and other website operators for access to FI's website. Many of them have experienced significant outages in the past, and could experience outages, delays and other difficulties due to system failures unrelated to FI's systems.

FI MAY INCUR LIABILITY FOR INFORMATION IT PUBLISHES OR PRODUCTS IT HAS SOLD.

FI may be subject to claims for defamation, negligence, copyright or trademark infringement, personal injury or other legal theories relating to the information it publishes on its websites. These types of claims have been brought, sometimes successfully, against providers of Internet services in the past. In addition, FI could be subjected to claims based upon content that is accessible from its websites through links to other websites or through content and materials that may be posted by members in chat rooms or bulletin boards.

FI's does not have insurance to cover commercial general liability, and as such, will not be adequately protected against these claims. Liability claims could require FI to spend significant time and money in litigation and to pay significant damages. As a result, liability claims, whether or not successful, could seriously damage FI's reputation and business. FI may also be forced to implement expensive measures to alter the way its services are provided to avoid potential liability.

POSSIBLE INFRINGEMENT BY THIRD PARTIES OF FI'S INTELLECTUAL PROPERTY RIGHTS, OR CLAIMS OF INTELLECTUAL PROPERTY INFRINGEMENT ASSERTED AGAINST FI, COULD HARM FI'S BUSINESS.

FI may invest resources in acquiring domain names for potential future use. FI cannot guarantee that it will be entitled to use these domain names under applicable trademark and similar laws or that other desired domain names will be available.

Although FI currently believes that its technologies will not infringe upon the intellectual property rights of others, in the future third parties could assert claims of patent, trademark or copyright infringement or misappropriation of creative ideas or formats against FI with respect to its use of domain names, its content, Web page formats, Web business methods or any third-party content it carries. FI expects that participants in its markets increasingly will be subject to infringement claims as the number of services and competitors in its industry segment grows. Any claims, with or without merit, could be time consuming to defend, result in costly litigation, divert management attention, require FI to enter into costly royalty or licensing arrangements or prevent it from using important technologies, ideas or formats, any of which could materially harm FI's business, financial condition or results of operations.

FI MAY FACE POTENTIAL LIABLITY FOR ITS PRIVACY PRACTICES.

Growing public concern about privacy and the collection, distribution and use of information about individuals may subject FI to increased regulatory scrutiny and/or litigation. If FI is accused of violating the stated terms of its privacy policy it may be forced to expend significant amounts of monetary and human resources to defend against any of these accusations. FI also may be required to make changes to its present and planned products or services. These consequences, together with any resulting liability for FI's privacy practices, could have a material adverse effect on FI's business, financial condition and results of operations.

FI MAY BE LIABLE IF THIRD PARTIES MISAPPROPRIATE THE PERSONAL INFORMATION OF FI'S CUSTOMERS.

If third parties were able to penetrate FI's website security or otherwise misappropriate its users' personal information or credit card information, FI could be subject to liability arising from claims related to, among other things, unauthorized purchases with credit card information, impersonation or other similar fraud claims or other misuse of personal information, such as for unauthorized marketing purposes. FI could incur additional expenses if new regulations regarding the use of personal information are introduced or if its privacy practices are investigated.

CONSUMER PROTECTION PRIVACY REGULATIONS COULD IMPAIR FI'S ABILITY TO OBTAIN INFORMATION ABOUT ITS USERS, RESULTING IN DECREASED ADVERTISING REVENUES.

FI intends to obtain personal data from users who register to become members of its website. Registration as a member may be required in order for users to have full access to the services offered by FI. Personal data gathered from members would be used to tailor content to them and is provided, on an aggregate basis, to advertisers to assist them in targeting their advertising campaigns to particular demographic groups. The attractiveness of FI's website to current or prospective advertisers depends in part on FI's ability to provide user data to support this tailoring capability. However, privacy concerns may cause users to resist providing this personal data. Even the perception of security and privacy concerns, whether or not valid, may indirectly inhibit market acceptance of FI's use of personal data. In addition, legislative or regulatory requirements may heighten these concerns if businesses must notify Internet users that the data may be used by marketing entities to direct product promotion and advertising to the user. Other countries and political entities, such as the European Economic Community, have adopted legislation or regulations containing these notification requirements. If FI becomes unable to collect this personal data from a sufficient number of the users of its website, FI may lose significant advertising revenues.

FI's computer system may also use cookies to track user behavior and preferences. A cookie is information keyed to a specific server, file pathway or directory location that is stored on a user's hard drive, possibly without the user's knowledge, but is generally removable by the user. Information gathered from cookies will be used by FI to tailor content to users of its network and may also be provided to advertisers on an aggregate basis. In addition, advertisers may themselves use cookies to track user behavior and preferences. Germany has imposed laws limiting the use of cookies, and a number of Internet commentators, advocates and governmental bodies in the United States and other countries have urged the passage of laws limiting or abolishing the use of cookies. If these laws are passed, it may become more difficult for FI to tailor content to its users, making its network less attractive to users. Similarly, the unavailability of cookies may restrict the use of tailored advertising, making FI's network less attractive to advertisers and causing FI to lose significant advertising revenues.

FI MAY DILUTE EXISTING SHAREHOLDERS BY COMPENSATING SERVICE PROVIDERS BY ISSUING STOCK.

FI might seek to compensate providers of services by issuance of stock in lieu of cash. Any such stock issuance would dilute ownership interests of shareholders. For example, it is possible that FI would grant stock to compensate its marketing and sales personnel with stock options. Irrespective of whether FI's cash assets prove to be inadequate to meet its operational needs, FI might seek to compensate providers of services by issuance of stock in lieu of cash, which again would dilute ownership interests of shareholders.

COMPETITORS COULD DEVELOP ALTERNATIVE WEBSITES TO COMPETE DIRECTLY IN FI'S POTENTIAL FOR A FUTURE MARKETPLACE, WHICH COULD DESTROY FI'S PROFITABILITY.

FI's services compete against those of other established companies, most or all of which have greater financial, marketing and other resources than those of FI. These competitors may be able to institute and sustain price wars, or develop services that could perform similar to or better than FI's website, resulting in a reduction of FI's share of the market and limiting or eliminating the profitability. In addition, there are no significant barriers to new competitors entering the market place.

FI'S SIGNIFICANT SHAREHOLDER COULD SELL HIS CONTROL BLOCK TO AN OUTSIDE PARTY RESULTING IN A POSSIBLE CHANGE IN BUSINESS NOT CONSIDERED BY OTHER SHAREHOLDERS.

FI's significant shareholder, Jonathan A. Firestein, could sell his control block to an outside party resulting in a majority of the voting power being transferred to the purchasers. The result could be that new shareholders would control FI, and persons unknown could replace FI's management. It is uncertain whether any such replacements would continue to implement FI's current business plan.

HEAVY DEPENDENCE ON ONE INDIVIDUAL WHO WILL NOT DEVOTE HIS FULL TIME AND ATTENTION TO FI'S AFFAIRS COULD RESULT IN DELAYS OR BUSINESS FAILURE.

Jonathan A. Firestein is serving as President and Director. The loss of Mr. Firestein's services may hamper FI's ability to implement its business plan, and could cause its stock to be worthless. FI has found that Mr. Firestein's inability to devote his full time and attention to FI's affairs has resulted in delays in progress towards the implementation of its business plan. Mr. Firestein intends to devote 50% of his time to FI. Mr. Firestein's inability to devote his full time and attention to FI's affairs may also result in a failure to implement its business plan. FI is heavily dependent upon the skills, talents and abilities of Mr. Firestein to implement its business plan. Because investors will not be able to evaluate the merits of FI's business decisions, they should carefully and critically assess Mr. Firestein's background.

Charles L. Firestein is serving as Secretary and Director. Mr. Firestein continues to work full time as a practicing attorney. Mr. Firestein will not be devoting his full time and attention to FI's affairs. He will devote the time as necessary to FI's business affairs. Jonathan A. Firestein will conduct most of the business for FI. See "Directors and Executive Officers".

HEAVY DEPENDENCE ON ONE INDIVIDUAL WHO HAS LITTLE MARKETING EXPERIENCE COULD RESULT IN DELAYS OR BUSINESS FAILURE.

Because of a lack of marketing experience, FI may overestimate the marketability of its website and may underestimate the costs and difficulties associated with launching and operating the website. Any such unanticipated costs or difficulties could prevent FI from implementing its business plan, thereby limiting its profitability and decreasing the value of its stock. Management has no experience in implementing an extensive website. Management has not previously operated a website.

FI DOES NOT HAVE ANY EMPLOYMENT AGREEMENTS WITH ITS OFFICERS AND DIRECTORS LEAVING THE POSSIBILITY OPEN THAT ONE OR MORE COULD LEAVE AND COMPETE WITH FI.

If FI loses the services of its president, Jonathan A. Firestein, or its secretary, Charles L. Firestein, or if either person should decide to join a competitor or otherwise compete directly or indirectly with FI, technical or financial information could be used or provided to a competitor causing FI's stock to be worthless. FI does not have an employment agreement with either of its officers. As a result, there is no assurance that they will continue to manage FI's affairs in the future.

FI HAS NOT OBTAINED KEY MAN LIFE INSURANCE FOR ITS OFFICERS AND DIRECTORS LEAVING THE POSSIBILITY FI MAY NOT RECOVER FROM THE INCAPACITATION OF AN OFFICER OR DIRECTOR. FI has not obtained a key man life insurance policy on its president, Jonathan A. Firestein, or its secretary, Charles A. Firestein. As a result, FI may not be able to replace either person should a serious accident befall one or both of them.

FI MAY CONSIDER BUSINESS COMBINATIONS RESULTING IN A POSSIBLE CHANGE IN BUSINESS NOT CONSIDERED BY OTHER SHAREHOLDERS.

FI may make investments in or acquire complementary services, products, technologies and businesses, or a business completely unrelated to FI's current business plan. Acquisition of a completely unrelated business would result in a change of business not contemplated by existing shareholders. FI may consider a future financing or business combination that, because of the size of the related stock issuance, would result in a majority of the voting power being transferred to new investors. The result could be that new shareholders would control FI and persons unknown could replace FI's management. It is uncertain whether any such replacements would continue to implement FI's current business plan and in any event may result in a new management team not considered by existing shareholders. An investor could not only lose its entire investment, but could lose its entire investment on a business decision it did not get to evaluate at the time of investing in FI. FI has had no discussions with third parties regarding business opportunities and there currently are no business acquisitions that are FI is contemplating.

POTENTIAL BUSINESS COMBINATIONS COULD BE DIFFICULT TO INTEGRATE AND DISRUPT BUSINESS.

If FI acquires a company, it could face difficulties in assimilating that company's personnel and operations. Acquisitions also involve the need for integration into existing administration, services marketing, and support efforts. These acquisitions and investments could disrupt its ongoing business, distract management and employees and increase its expenses. In addition, the key personnel of the acquired company may decide not to work for FI. Any amortization of assets, or other charges resulting from the costs of these acquisitions, could increase FI's operating costs.

POTENTIAL BUSINESS COMBINATIONS COULD INCREASE OPERATING COSTS AND COULD DESTROY FI'S POTENTIAL FOR FUTURE PROFITABILITY.

FI cannot predict the extent to which its liquidity and capital resources will be diminished prior to consummation of a business combination or whether its capital will be further depleted by the operating losses (if any) of a business entity that is acquired.

FI MAY UNDERTAKE INVESTMENT RISKS THAT ARE DILUTIVE AND THAT IMPACT FUTURE EARNINGS PER SHARE.

Any asset acquisition or business combination would likely include the issuance of a significant amount of FI's common stock, which would dilute the ownership interest of holders of existing shares of FI's common stock.

FI MAY UNDERTAKE INVESTMENT RISKS THAT SHAREHOLDERS MIGHT NOT OTHERWISE ACCEPT.

FI's stockholders could lose their entire investment on a business decision they did not get to evaluate at the time of investing in FI. Depending on the nature of the transaction, FI's stockholders may not have an opportunity to vote on whether to approve it. As a result, FI's management could enter into a transaction that an investor would not want to invest in.

FI MAY NEED ADDITIONAL FINANCING WHICH MIGHT RANK AHEAD OF SHAREHOLDER'S INTERESTS AND IN THE EVENT OF A BANKRUPTCY SHAREHOLDERS COULD LOSE THEIR ENTIRE INVESTMENT.

If FI raises additional funds through the issuance of equity, equity-related or convertible debt securities, these securities may have rights, preferences or privileges senior to those of the rights of its common stock and its stockholders may experience additional dilution. In the event of a bankruptcy, shareholders could lose their entire investments as a result of the senior preferences or privileges. FI has very limited funds, and its funds may be inadequate to implement its business plan. FI may require additional working capital to fund its business.

FI MAY NOT BE ABLE TO RAISE ADDITIONAL FINANCING IF NEEDED FOR ITS BUSINESS AND IN THE EVENT OF A BANKRUPTCY, SHAREHOLDERS COULD LOSE THEIR ENTIRE INVESTMENT.

FI's ultimate success will depend on its ability to raise additional capital. Failure to raise the necessary funds in a timely fashion will severely limit FI's operations and it would be unable to implement its business plan. No commitments to provide additional funds have been made by management or other shareholders. FI has not investigated the availability, source or terms that might govern the acquisition of additional financing. When additional capital is needed, there is no assurance that funds will be available from any source or, if available, that they can be obtained on terms acceptable to FI.

FI HAS NOT TAKEN ANY STEPS TO HAVE ITS COMMON STOCK LISTED ON THE OTC BULLETIN BOARD, HAS NO IMMEDIATE PLANS TO DO SO, AND THUS, THERE IS NO GUARANTEE OF APPROVAL FOR LISTING, AND ACCORDINGLY SHAREHOLDERS MAY HAVE DIFFICULTY SELLING THEIR SHARES.

There is no guarantee that FI will be approved for listing on the bulletin board, and accordingly shareholders may have difficulty selling their shares without considerable delay, if at all. FI has not taken any steps to have its shares listed on the OTC bulletin board and has no immediate plans to do so. Although FI intends to apply to have its shares traded on the OTC bulletin board shortly after it has a sufficient number of shareholders to interest a market maker in making a market in its securities, there is no guarantee that this will occur.

FI COMMON STOCK HAS NO PRIOR MARKET, AND PRICES MAY DECLINE AFTER THE OFFERING.

There is no public market for FI's common stock and no assurance can be given that a market will develop or that any shareholder will be able to liquidate his investment without considerable delay, if at all. The trading market price of FI's common stock may decline below the offering price. If a market should develop, the price may be highly volatile. In addition, an active public market for FI's common stock may not develop or be sustained. All of FI's outstanding shares, except for those of Jonathan A. Firestein and Charles L. Firestein, are being registered for sale pursuant to this offering. If FI's Selling Shareholder sells substantial amounts of common stock in the public market, the market price of FI's common stock could fall. Factors such as those discussed in this "Risk Factors" section may have a significant impact on the market price of FI's securities. Owing to the low price of the securities, many brokerage firms may not be willing to effect transactions in the securities. Even if a purchaser finds a broker willing to effect a transaction in FI's common stock, the combination of brokerage commissions, state transfer taxes, if any, and other selling costs may exceed the selling price. Further, many lending institutions will not permit the use of such securities as collateral for loans. Thus, a purchaser may be unable to sell or otherwise realize the value invested in FI stock.

INVESTORS MAY FACE SIGNIFICANT RESTRICTIONS ON THE RESALE OF FI STOCK DUE TO STATE BLUE SKY LAWS.

Because FI's securities have not been registered for resale under the blue sky laws of any state, the holders of such shares and those persons desiring to purchase them in any trading market that may develop in the future should be aware that there may be significant state blue sky law restrictions on the ability of investors to sell and on purchasers to buy FI's securities. Investors may be unable to sell their stock in FI. Accordingly, investors should consider the secondary market for FI's securities to be a limited one. Investors may be unable to resell their stock without the significant expense of state registration or qualification.

INVESTORS MAY FACE SIGNIFICANT RESTRICTIONS ON THE RESALE OF FI STOCK DUE TO FEDERAL PENNY STOCK REGULATIONS.

Because FI's securities will constitute "penny stock" within the meaning of the rules may affect the ability of owners of FI's shares to resell their securities. The Securities and Exchange Commission has adopted a number of rules to regulate "penny stocks." Such rules include Rules 3a5l-l, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6, 15g-7, and 15g-9 under the Securities and Exchange Act of 1934. The rules require broker-dealers to make certain disclosures regarding penny stocks to potential buyers, and make a determination based upon information provided by the potential buyer about such buyer's suitability for investing in penny stocks. Because FI's securities will constitute "penny stock" within the meaning of the rules, the rules would apply to FI and its securities, and there may be a limited market for penny stocks, due to the regulatory burdens on broker-dealers.

INVESTORS FACE SIGNIFICANT RESTRICTIONS ON THE RESALE OF FI STOCK DUE TO THE WAY IN WHICH STOCK TRADES ARE HANDLED BY BROKER-DEALERS.

Because of large broker-dealer spreads, investors may be unable to sell the stock immediately back to the broker-dealer at the same price the broker-dealer sold the stock to the investor. In some cases, the stock may fall quickly in value. Investors may be unable to reap any profit from any sale of the stock, if they can sell it at all. The market among broker-dealers may not be active. Investors in penny stock often are unable to sell stock back to the dealer that sold them the stock. The mark ups or commissions charged by the broker-dealers may be greater than any profit a seller may make.

THE MARKET FOR PENNY STOCKS HAS SUFFERED IN RECENT YEARS FROM PATTERNS OF FRAUD AND ABUSE WHICH MAY CAUSE INVESTORS TO LOSE THEIR INVESTMENT.

Shareholders should be aware that, according to the Securities and Exchange Commission Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse which could cause investors to lose their entire investment. Such patterns include:

     - control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

     - manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

     - "boiler room" practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;

     - excessive and undisclosed differentials and markups by selling broker-dealers; and

     - the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

ITEM 4. USE OF PROCEEDS

FI estimates that the net proceeds from the sale of the 100,000 shares of common stock that FI is offering will be $25,000. FI is paying for all of the expenses of this offering.

FI intends to use all of such proceeds as indicated in the table below. FI will retain broad discretion over the use of the net proceeds of this offering. The amounts and timing of the expenditures may vary significantly depending on numerous factors, such as the progress of our development efforts and the competitive environment for our services.

Pending use of the net proceeds, we intend to invest the net proceeds in an FDIC insured money market bank account.

This prospectus is part of a registration statement that permits the Selling Shareholder to sell its shares on a continuous or delayed basis in the future. FI will not receive any of the proceeds from the sale of the shares owned by the Selling Shareholder.

Without realizing all or a portion of the Offering proceeds, FI will not be able to commence planned operations and implement its business plan.

Only the proceeds from the sale of 100,000 shares of Common Stock will go directly to FI. The proceeds from the sale of 100,000 shares of Common Stock will go directly to the Selling Shareholder. FI is offering all 200,000 shares of Common Stock in a self-underwritten offering, and there is no guarantee that any number of shares of Common Stock will be sold. Assuming that all 200,000 shares are sold in this Offering and that FI receives the proceeds from the sale of 100,000 shares of Common Stock net of the offering expenses, FI plans to use the proceeds as follows:

                                                             $              %
                                                          ------          -----
Offering Proceeds                                         25,000          100.0%

Offering Expenses                                          5,955           23.8%
Net Proceeds from Offering                                19,045           76.2%

Use of Net Proceeds
Office Equipment and Supplies                              5,000           20.0%
Website Design and Hosting                                 5,000           20.0%
Marketing and Advertising                                  5,000           20.0%
General Working Capital (1)                                4,045           16.2%
                                                          ------          -----
Total Use of Net Proceeds                                 19,045           76.2%
                                                          ------          -----
Total Use of Proceeds                                     25,000          100.0%
                                                          ------          -----

----------
(1) The offering expenses are fixed and will not vary depending on the proceeds raised in the Offering.
(2) The category of General Working Capital includes officer salaries (if any), printing costs, postage, telephone services, office supplies, and delivery services.

In the case that the Offering does not reach the maximum and the total proceeds are less than those indicated in the table, FI will have the discretion to apply the available net proceeds to various indicated uses not to exceed the dollar amounts established in the table above.

If FI fails to raise at least $20,000 in this Offering, Stiltskin, Inc., a shareholder, has agreed to provide sufficient additional funds as a loan not to exceed $20,000 over the next twelve (12) months period on an as needed basis. (See "Item 17. Management's Discussion and Plan of Operation.")

ITEM 5. DETERMINATION OF OFFERING PRICE

The offering price of the Common Stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to FI's assets, book value, historical earnings or net worth. In determining the offering price, FI considered such factors as the prospects, if any, for similar companies, the previous experience of management, FI's anticipated results of operations, the present financial resources of FI and the likelihood of acceptance of this Offering.

This offering is partly for the purpose of allowing FI's Selling Shareholder to sell its stock. The Selling Shareholder may sell its shares when the registration statement becomes effective, or it may elect to sell some or all of its shares at a later date.

As the market develops, the Selling Shareholder will determine the price for the stock. FI has 10,115,000 shares of common stock issued and outstanding, of which 10,000,000 shares were issued on July 1, 2001, at $0.001 per share, 15,000 shares were issued on April 1, 2002 at $0.05 per share, and 100,000 shares were issued on April 29, 2002 at $0.05 per share. All stock was issued based on a valuation by the Board of Directors. No sale of FI's common stock has ever been sold from one investor to another and the last issue of stock from treasury occurred on April 29, 2002, when a total of 100,000 shares of FI common stock were sold at a price of $0.05 per share.

ITEM 6. DILUTION

"Dilution" represents the difference between the offering price and the net book value per share of Common Stock immediately after completion of the Offering. "Net Book Value" is the amount that results from subtracting total liabilities of FI from total assets. In this Offering, the level of dilution is substantial as a result of the low book value of the FI's issued and outstanding stock. The net book value of FI on April 30, 2002, was $0.0005 per share. Assuming all shares offered herein are sold, and given effect to the receipt of the maximum estimated proceeds of this Offering from shareholders net of the offering expenses, the net book value of FI will be $24,522 or $.0024 per share. Therefore, the purchasers of the Common Stock in this Offering will suffer an immediate and substantial dilution of approximately $0.2476 per share, while the present stockholders of FI will receive an immediate and substantial increase of $0.0019 per share in the net tangible book value of the shares they hold. This will result in a 99.99% dilution for purchasers of stock in this Offering.

The following table illustrates the dilution to the purchasers of the Shares in this Offering:

                                             Assuming the sale by FI of:
                                        --------------------------------------
                                                                       Maximum
                                                                          of
                                                         50,000        100,000
                                        1 share          shares         shares
                                        --------        --------       --------
Offering price per share                $   0.25        $   0.25       $   0.25
Net tangible book value per
share before offering                   $ 0.0005        $ 0.0005       $ 0.0005
                                        --------        --------       --------
Increase attributable to
shareholders                            ($0.0005)       $ 0.0007       $ 0.0019
Net tangible book value per
share after offering                    ($0.0005)       $ 0.0012       $ 0.0024
Per share dilution                      $ 0.2495        $ 0.2488       $ 0.2476
                                        --------        --------       --------
Dilution %                                  99.8%          99.52%         99.99%
                                        --------        --------       --------

ITEM 7. SELLING SECURITY HOLDERS.

The following table sets forth (i) the number of outstanding shares, beneficially owned by the Selling Shareholder prior to the offering; (ii) the aggregate number of shares offered by each such stockholder pursuant to this prospectus; and (iii) the amount and the percentage of the class to be owned by such security holder after the offering is complete:

--------------------------------------------------------------------------------
                            Number                   Number        Percentage
                              of                       of              of
                            Shares                   Shares          Shares
                         Beneficially              Beneficially    Beneficially
                            Owned       Number        Owned           Owned
                            before        of          after           after
Name of Beneficial Owner     the        Shares         the             the
     of Common Stock       Offering     Offered      Offering        Offering
--------------------------------------------------------------------------------
Stiltskin, Inc.(1)         100,000      100,000         0              0%
--------------------------------------------------------------------------------

(1)  Chris Allen controls Stiltskin, Inc.

The Selling Shareholder has not been affiliated with FI in any capacity in the past three years. The Selling Shareholder is not is a broker/dealer nor an affiliate of a broker/dealer.

ITEM 8. PLAN OF DISTRIBUTION.

Shares of Common Stock will be sold directly through the efforts of Jonathan A. Firestein and Charles L. Firestein, the officers and directors of FI. FI believes that Jonathan A. Firestein and Charles L. Firestein are both exempt from registration as a brokers under the provisions of Rule 3a4-1 promulgated under the Securities Exchange Act of 1934. In particular, neither person is:

     1. not subject to a statutory disqualification, as that term is defined in section 3(a)39 of the Act, at the time of their participation; and

     2. not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

     3. not at the time of his participation associated persons of a broker or dealer; and

     4. meeting the conditions of the following:

          A. They primarily perform, or are intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and

          B. He is not a broker or dealer, or associated persons of a broker or dealer, within the preceding 12 months; and

          C. He does not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraph (a)4(i) or (a)4(iii) of this section, except that for securities issued pursuant to rule 415 under the Securities Act of 1933, the 12 months shall begin with the last sale of any security included within one rule 415 registration.

The officers and directors of FI may not purchase any securities in this Offering.

The Selling Shareholder will rely on the efforts of management in selling its shares. In any case, the Selling Shareholder has no intention to engage in short selling in conjunction with the Offering.

There can be no assurance that all, or any, of the shares will be sold. As of the date of this Prospectus, FI has not entered into any agreements or arrangements for the sale of the shares with any broker/dealer or sales agent. However, if FI were to enter into such arrangements, FI will file a post effective amendment to disclose those arrangements because any broker/dealer participating in the Offering would be acting as an underwriter and would have to be so named in the prospectus.

In order to comply with the applicable securities laws of certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which FI has complied.

Investors can purchase common stock in this Offering by completing a Subscription Agreement (attached hereto as Exhibit 99(d)) and sending it together with payment in full to FirstCDP, Inc., c/o David B. Stocker, Esq. 4745

North 7th Street, Suite 234, Phoenix, Arizona 85014. All payments must be made in United States currency; either by personal check, bank draft, or cashiers check. There is no minimum purchase requirement. Investors' failure to pay the full subscription amount will entitle FI to disregard investors' subscription. Investors' subscription is not binding and will not become effective unless and until it is accepted. FI has 30 business days after receipt either to accept or to reject the subscription. Any subscription rejected within this 30-day period will be returned to the subscriber within 5 business days of the rejection date. Furthermore, once a subscription agreement is accepted, it will be executed without reconfirmation to or from the subscriber. Once FI accepts a subscription, the subscriber cannot withdraw it. FI will notify accepted subscribers within 30 days after the close of the Offering.

This is not an underwritten offering. This prospectus is part of a registration statement that permits the Selling Shareholder to sell its shares on a continuous or delayed basis in the future. The Selling Shareholder may sell its shares to the public when the registration statement becomes effective, or it may elect to sell some or all of its shares at a later date. FI has not committed to keep the registration statement effective for any set period of time.

While the registration statement is effective, the Selling Shareholder may sell its shares directly to the public, without the aid of a broker or dealer, or it may sell its shares through a broker or dealer if FI's stock is authorized for inclusion on the OTC bulletin board. Any commission, fee or other compensation of a broker or dealer would depend on the brokers or dealers involved in the transaction. The Selling Shareholder has not entered into any arrangements, or understandings with any brokers or dealers to facilitate the sale of FI's stock.

No public market currently exists for shares of FI's common stock. FI intends to apply to have its shares traded on the OTC bulletin board. FI has not taken any actions to have its shares traded on the OTC bulletin board. FI intends to apply to have its shares traded on the OTC bulletin board immediately after it has met the listing standards for the OTC bulletin board as set out by the National Association of Stock Dealers. In the case of FI these listing standards are:

     -    An effective Registration Statement under The Securities Act of 1933;
     - To remain current with its quarterly and annual report filings with the Securities and Exchange Commission; and,
     -    At least one market maker to make a market in its securities.

Other than to remain current with its quarterly and annual report filings, FI needs to achieve a sufficient number of shareholders to interest a market maker in making a market in its securities. There is no minimum number of shareholders required for a stock to trade on the OTC Bulletin Board. FI anticipates that a registered offering by the Selling Shareholder may result in its stock being held by enough shareholders to interest a market maker to make a market in trading FI's stock.

ITEM 9. LEGAL PROCEEDINGS.

No director, officer, significant employee, or consultant of FI has been convicted in a criminal proceeding, exclusive of traffic violations.

No director, officer, significant employee, or consultant of FI has been permanently or temporarily enjoined, barred, suspended, or limited from involvement in any type of business, securities or banking activities.

No director, officer, significant employee, or consultant of FI has been convicted of violating a federal or state securities or commodities law.

Further, the officers and directors of FI know of no legal proceedings against FI, or its property contemplated by any governmental authority.

ITEM 10. DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS.

Directors, Executive Officers, Promoters and Control Persons.

Each of FI's directors is elected by the stockholders to a term of one (1) year and serves until his successor is elected and qualified. Each of the officers is appointed by the Board of Directors to a term of one (1) year and serves until his successor is duly elected and qualified, or until he is removed from office. The Board of Directors has no nominating, auditing, or compensation committees.

The following table sets forth certain information regarding executive officers and directors of FI as of the date of this Registration Statement:

  Name and Address               Age               Position
  ----------------               ---               --------
  Jonathan A. Firestein           26               President, Director

  Charles L. Firestein            56               Secretary, Director

Jonathan A. Firestein has held his office/position since inception of FI's business operations. Both persons are expected to hold their office/position until the next annual meeting of FI's stockholders.

Background of Directors, Executive Officers, Promoters and Control Persons

Jonathan A. Firestein became a director and officer of FI in July, 2001. In December, 1997, Mr. Firestein graduated from the University of Arizona with a B.A. degree in Economics. In May, 2000, Mr. Firestein graduated from Arizona State University with a Masters of Business Administration and a M.S. degree in Economics. The following list summarizes Mr. Firestein's experience from 1996 to present:

     Winter 1996 - Summer 1997       Dinan & Company, Phoenix, Arizona
                                     Research Analyst

     Summer 1999                     Pricewaterhouse Coopers, LLP, San
                                     Francisco, California
                                     Financial Advisory Services Intern

     Fall 1999 - Summer 2000         Camelback Research Alliance, Scottsdale,
                                     Arizona
                                     Research Associate

     Summer 2000 - Spring 2001       MyHomeKey.com, San Francisco, California
                                     Business Development Associate

     Spring 2001 - Fall 2001         MyHomeKey.com, San Francisco, California
                                     Business Development Manager

Mr. Firestein is also the director and sole executive officer of Practical Plastics, Inc. Mr. Firestein intends to devote 50% of his time to FI.

Charles L. Firestein became a director and officer of FI in April, 2002. In 1963, Mr. Firestein graduated from the University of Arizona with B.S. degree in Business Administration. Mr. Firestein graduated from the University of Arizona College of Law with a J.D. degree in 1971. From 1972 until the present, Mr. Firestein has been a full-time practicing attorney. Since 1980, his practice as a sole practitioner has emphasized bankruptcy, creditors rights, collection, foreclosure, and civil litigation. Mr. Firestein has been has been licensed by, and in good standing with, the State Bars of Arizona and California since 1972. Mr. Firestein is not serving as counsel for FI. Mr. Firestein will not be devoting his full time and attention to FI's affairs. Mr. Firestein continues to work full time as a practicing attorney. He will devote the time as necessary to FI's business affairs. Jonathan A. Firestein will conduct most of the business for FI. See "Directors and Executive Officers".

Family Relationships

Jonathan A. Firestein is the son of Charles L. Firestein.

Compensation

FI has no stock option, retirement, incentive, defined benefit, actuarial, pension or profit-sharing programs for the benefit of its officers or directors, but the Board of Directors may recommend adoption of one or more such programs in the future. We have no employment contract or compensatory plan or arrangement with any officer of FI. For the time period from inception to April 30, 2002, Management has received no salaries.

Each director of FI is entitled to receive reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors of FI but do not receive compensation for services that they have provided as directors. There is no compensation committee and no compensation policies have been adopted. FI may elect to pay non-cash consideration in the form of options to directors in the future. In the future, we may elect a cash payment as well as a non-cash consideration.

ITEM 11. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

The following table sets forth certain information as of the date of this offering with respect to the beneficial ownership of FI's Common Stock by all persons known by FI to be beneficial owners of more than 5% of any such outstanding classes, and by each director and executive officer, and by all officers and directors as a group. Unless otherwise specified, the named beneficial owner has, to FI's knowledge, either sole or majority voting and investment power.

              Name and                                  Amount of
             Address of                                  shares
Title Of     Beneficial                                  held by    Percent of
 Class     Owner of Shares         Position               Owner       Class
 -----     ---------------         --------               -----       -----
Common     Jonathan A. Firestein   President and       10,000,000     98.9%
                                   Director

Common     Charles L. Firestein    Secretary and           15,000      0.1%
                                   Director

Common                             Executive           10,015,000     99.0%
                                   Officers and
                                   Directors as a
                                   Group

Management's addresses are in care of FI at its business address.

ITEM 12. DESCRIPTION OF SECURITIES.

FI's authorized capital stock consists of 75,000,000 shares of common stock, having a $0.001 par value, and 25,000,000 shares of Preferred Stock having a $0.001 par value.

The holders of FI' common stock:

     - have equal ratable rights to dividends from funds legally available therefor, when, as and if declared by FI's Board of Directors;

     - are entitled to share ratably in all of FI's assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of FI's affairs;

     - do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

     - are entitled to one vote per share on all matters on which stockholders may vote.

All shares of common stock now outstanding are fully paid for and non assessable and all shares of common stock which are the subject of this offering, when issued, will be fully paid for and non assessable.

Non-Cumulative Voting

Holders of shares of FI's common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

Cash Dividends

As of the date of this Prospectus, FI has not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of FI's Board of Directors and will depend upon FI's earnings, if any, capital requirements and financial position, general economic conditions, and other pertinent conditions. FI does not presently intend to pay any cash dividends in the foreseeable future, but rather FI intends to reinvest earnings, if any, in FI's business operations.

Reports

After this offering, FI will furnish its shareholders with annual financial reports certified by FI's independent accountant, and will furnish unaudited quarterly financial reports.

ITEM 13. INTEREST OF NAMED EXPERTS AND COUNSEL.

The validity of the common stock offered hereby will be passed upon for FirstCDP, Inc. by David B. Stocker, Esq., Phoenix, Arizona.

Certain of the financial statements of FirstCDP, Inc. included in this prospectus and elsewhere in the registration statement, to the extent and for the periods indicated in their reports, have been audited by Shelley Intl CPA, an independent certified public accountant, whose reports thereon appear elsewhere herein and in the registration statement. Shelley Intl CPA has served as FI's independent auditor since inception. FI has not had any dispute with its auditor over accounting or financial disclosure.

Neither Shelley Intl CPA (Auditor) or David B. Stocker, Esq. (Legal Counsel) was employed on a contingent basis in connection with the registration or offering of FI common stock.

ITEM 14. DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT INDEMNIFICATION OF DIRECTORS AND OFFICERS

FI's Articles of Incorporation, its Bylaws, and certain statutes provide for the indemnification of a present or former directors or officers. See Item 24 "Indemnification of Directors and Officers."

The Securities and Exchange Commission's Policy on Indemnification.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to any provisions contained in its Certificate of Incorporation, or Bylaws, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 15. ORGANIZATION WITHIN LAST FIVE YEARS.

FI was incorporated in the State of Nevada on May 24, 2001.

See Item 26 "Recent Sales of Unregistered Securities" herein for the capitalization history of FI.

ITEM 16. DESCRIPTION OF BUSINESS.

GENERAL

FI was incorporated under the laws of the State of Nevada on May 24, 2001, and is in its early development and promotional stages. To date, FI's only activities have been organizational, raising its initial capital and developing its business plan. FI has not commenced commercial operations. FI has no employees and owns no real estate.

BUSINESS DESCRIPTION

FI intends to develop and operate an electronic commerce ("e-commerce") website that focuses on the history and charm of the Haight-Ashbury district in San Francisco, California. Management believes that many websites exist today to address an entire city or urban area, but few websites address the theme of an individual neighborhood.

PRODUCT DESCRIPTION

FI's principal asset is a Uniform Resource Locator ("URL"), www.TheHaight.com. We intend to develop this URL as a theme destination website. We intend to offer services that will enable our website to capture its target audience of tourists from all areas, as well as local residents. We intend to form business relationships with Haight-Ashbury District, greater San Francisco, and national merchants. We have divided what we believe is the primary revenue generating model of TheHaight.com into three categories: content, business services, and e-commerce.

CONTENT: We intend for the TheHaight.com to be an online source for news, events, and local information pertaining to the Haight-Ashbury district. Such content will include feature articles, advertisements, and resources to aid tourists and consumers in finding restaurants, shopping opportunities, bars, night clubs, and live events in the Haight-Ashbury district. We intend to feature content highlighting the historical role of the Haight-Ashbury district in the societal development of the 1960's. We intend to feature selected digital music files (commonly known as "MP3" files) of local artists that will be available for download from our site. We intend to offer information on local subjects and community resources, and chat rooms to link the local residents with each other. We intend to design the content on our website to build a user base and repeat visits, and to drive electronic commerce.

We intend to offer an interactive outing planner. The planner should be a "one stop website for a night out" that should meet the needs of our customers who are looking for activities in the Haight-Ashbury district. The planner will incorporate a database of restaurants, bars, clubs, and other entertainment providers that the website visitor will be able to scale to meet certain geographic parameters. The outing planner will include various types of advertising possibilities for business establishments based in the Haight-Ashbury district and elsewhere. We intend to derive revenue from the sales of this advertising.

BUSINESS SERVICES: We intend to feature online "store-fronts" for Haight Street and Haight-Ashbury district related merchants. Within these store-fronts, merchants will be able to sell Haight-Ashbury themed goods online. Our implementation of the e-commerce element of our site should provide multiple merchants with an economical way to sell goods, as well as generating revenues for FI by capturing a service fees and a percentage of the sales through our website. We intend to build our e-commerce system to showcase pictures and descriptions of items and process credit card payments. The e-commerce system will also allow the merchants to change their assortment of products, prices, and display on the website via a password protected entry to the system. We also intend to provide a sales channel for any business that is seeking to expand their sales through the use of e-commerce. Haight-Ashbury merchants with a presence on our website may experience an increase in their overall sales because of the world-wide reach of the Internet, and its ability to deliver new traffic and new prospective customers to the Haight-Ashbury area.

E-COMMERCE: In addition to the store-fronts for merchants based in the Haight-Ashbury area, we intend to host our own virtual store-front. We intend to offer literature, music, and memorabilia pertaining to the Haight-Ashbury district. Regarding music, we intend to specialize in recordings of artists who originated their careers in the Haight-Ashbury district.

INTERNET TECHNIQUES

We intend to use the following techniques in the development of our website: customer profiling, e-mail newsletters, search engine strategies, affiliate program deployment, viral marketing, and community.

CUSTOMER PROFILING: We intend to monitor the habits of customers on our website in order to improve the user experience. We intend to analyze shopping habits in order recommend and sell certain products. We intend to track a customer's preferences and use this information to deliver related content to the user in a "what's hot" section of the site. We intend to use this information to help create a personalized experience for TheHaight.com customers. We will have a privacy policy where we will disclose and explain our customer profiling to the customer. We do not intend to resell any customer profiling information.

E-MAIL NEWSLETTERS: We intend to offer e-mail newsletters to communicate additions to the website and to present special offers to our user base. We will require that a customer request to receive our e-mails prior to our sending any e-mail to that customer. We intend to produce and distribute our e-mail newsletters on a monthly basis. In the e-mails, we will include TheHaight.com branded content and links to our website. The newsletters will also contain advertising that will include advertising banners and links to our advertisers' websites.

SEARCH ENGINE STRATEGIES: We intend to use search engines as a primary source of marketing. We intend to maintain a presence within search engines that a consumer may use to search for websites relating to San Francisco and the Haight-Ashbury district. We intend to achieve proper placements within the major search engines in order to market our website and its services. We will continually attempt to increase our website's exposure within various search engines. These techniques include but are not limited to routine site maintenance checks, ensuring correct routing of all website links, utilizing gathered data to facilitate real time adjustments to marketing strategy, and continual observation of search engine placement and performance.

AFFILIATE PROGRAM: Affiliates are companies agree to place merchant promotions on their website for the purpose of selling a merchant's goods and/or services. Affiliates control the type of promotions placed, the location on the site and the length of time the promotion runs. In return, the affiliate can earn commissions on click-throughs, leads or purchases made through the site, depending on the arrangement with the merchant. FI intends to submit its website to one or more affiliate programs. No discussions have yet occurred with these affiliate prospects. In the event that we are able to reach affiliate agreements, the affiliates should make a link to our website available to their networks, allowing for the distribution of our website.

VIRAL MARKETING: The concept of "viral marketing" is based on the idea that customers refer new potential customers to each other. In a traditional sense, viral marketing is the term for online "word of mouth" advertising. Viral Marketing can be an effective manner in which to promote a business because it is less expensive and more credible than other forms of marketing. We intend to use viral marketing by offering discounts or rewards to customers who refer new potential customers to our website.

COMMUNITY: The presence of community-focused services should increase the loyalty of the users of our website. We intend to create message boards, online chat rooms, and information that will hopefully make TheHaight.com a part of their normal online experience. We also intend to include community information such as civic notices, local services and recreation activities.

WEBSITE ARCHITECTURE

We intend to design our website for optimum performance and minimal downtime. We intend to utilize leading hardware and software solutions in the construction of our systems. We are currently exploring options from Sun Microsystems (servers), Oracle (database software), and Microsoft (web page design software). We intend to be able to interact with numerous databases. The databases will be expandable in order to account for the growth of the Company. We intend to have a redundant backup system at a third party site to ensure that our site is operating or "up" as much as possible. We intend our website to be accessible via either America Online or Microsoft Internet Explorer.

INDUSTRY CONDITIONS AND COMPETITION

We believe that our proposed concentration on local subjects and businesses, and our intent to personalize the website to each visitor, will provide us with a competitive advantage over other products or services. We believe that localized concentration allows complete coverage and flexibility to an area of San Francisco that is highly trafficked by both locals and tourists. Concentration should also allow us to provide information on local business or places of interest that websites with a broader base may miss.

FI is currently aware of several products that compete directly for its primary target audience but is unaware of any other product that uses a similar, neighborhood specific platform. A consumer has many resources available for information regarding dining and entertainment options in major metropolitan areas. These resources are generally broad in nature and do not embrace the specific theme and feel of the target neighborhood. FI has no knowledge of any online destination website that combines information and e-commerce targeted specifically to the Haight-Ashbury district of San Francisco. The numerous, targeted features of our website should differentiate our website from other online resources. FI may have to compete with such companies in the future. FI does not yet know whether the deployment of the www.TheHaight.com website will result in profitability. We do believe, however, that if the neighborhood-specific concept is profitable, we should be able to duplicate our efforts in other historic neighborhoods around the country.

SHORT-TERM PLAN OF OPERATION FOR THE PERIOD ENDING DECEMBER 31, 2002

We initially plan to build and develop our website to be located at www.TheHaight.com. We intend to develop a comprehensive list of merchants and retailers with products and services related to the Haight-Ashbury district, and we intend to solicit and educate these contacts on the benefits of including their businesses on our website. We will pursue strategic alliances with entities that focus on Haight-Ashbury centered interests, such as the Haight Ashbury Merchant Association. We estimate that the sales cycle needed to bring these merchants onto our website to be approximately six months to one year.

While FI conducts its efforts to enter into business relationships with merchants, we also intend to launch the website. We intend to create and gather materials for the initial launch of the website. We intend to submit our website to various search engines. We intend to deploy our viral marketing technique.

FI does not anticipate requiring additional capital within the next twelve months since budgeted expenditures over the period are less than cash on hand. Assuming that we sell all 100,000 shares that FI is offering, we should have approximately $25,000 to cover the anticipated expenditures over the next twelve months, which are summarized below:

    - Printing and engraving expenses                 $  500
    - Attorneys' fees and expenses                    $2,500
    - Accountants' fees and expenses                  $1,000
    - Transfer agent's and registrar's fees
      and expenses                                    $  500
    - Miscellaneous                                   $1,000
                                                      ------
                                   Total:             $5,500

The development of FI, including, but not limited to, the construction of the website, the recruitment of merchants, the compiling of content, and the acquisition of customers and users, is estimated to take six months to one year. Because the development cycle is lengthy and the offering under this prospectus is partially for the Selling Shareholder, FI will eventually need to raise funds to achieve profitability. By raising additional funds through the sale of common stock or securities convertible into common stock, the ownership interest of holders of existing shares of FI's common stock will be diluted.

Although FI will offer specialty content to address the online market for specific themed neighborhood, there is no guarantee that the marketplace will conclude that a new style of presentation is more desirable than using other websites already in the marketplace. We recognize this possibility. To address this concern, we do not discount other business opportunities that may be available to the FI, whether in the form of asset acquisitions or business combinations. Our Management may devote a portion of their time they devote to FI to evaluating possible business opportunities. FI has had no discussions with any third parties regarding business opportunities. Any asset acquisition or business combination would likely include the issuance of a significant amount of FI's common stock, which would dilute the ownership interest of holders of existing shares of our common stock.

EMPLOYEES

FI is a development stage company and currently has no employees. FI is currently managed by Jonathan A. Firestein, president and director, and his father, Charles L. Firestein, secretary and director. Jonathan A. Firestein's

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
experience includes working with MyHomeKey.com, a consumer-focused start-up Internet company from Summer, 2000 to Fall, 2001. Applicable experience as a Business Development Manager for that company led him to formulate the business plan for FI.

For a complete discussion of the experience of Management, please see "Directors and Executive Officers."

Management plans to use consultants, attorneys, accountants, and contract information technology professionals as necessary and does not plan to engage any full-time employees in the near future. Our marketing plan will focus on two major goals: identifying the local merchants that would benefit from the business services offered by our website and identifying the best outlets to promote our services to online consumers. FI may hire additional employees based on the identified need and time constraints of Jonathan A. Firestein and Charles L Firestein. A portion of any employee compensation likely would include the right to acquire stock in FI, which would dilute the ownership interest of holders of existing shares of FI's common stock.

AVAILABLE INFORMATION

FI has filed with Securities and Exchange Commission a registration statement on Form SB-2 with respect to the common stock offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the schedules, which are parts of the registration statement. For further information with respect to FI and its common stock, see the registration statement and the exhibits and schedules thereto. Any document FI files may be read and copied at the Commission's Public Reference Room located at 450 Fifth Street N.W., Washington D.C. 20549, and the public reference rooms in New York, New York, and Chicago, Illinois. Please call the Commission at 1-800-SEC-0330 for further information about the public reference rooms. FI's filings with the Commission are also available to the public from the Commission's website at www.sec.gov.

Upon completion of this offering, FI will become subject to the information and periodic reporting requirements of the Securities Exchange Act and, accordingly, will file periodic reports, proxy statements and other information with the Commission. Such periodic reports, proxy statements and other information will be available for inspection and copying at the Commission's public reference rooms, and the website of the Commission referred to above.

DESCRIPTION OF PROPERTY

FI's president, Jonathan A. Firestein, has assigned all of his rights in and to the URL domain name, www.TheHaight.com, to FI.

FI currently uses space in the office of its counsel without charge. FI does not believe that it will need to obtain other office space at any time in the foreseeable future until its business plan is more fully implemented, at which time it may rent office facilities. It is intended that any such facilities would be initially be located in Phoenix, Arizona, and that they may later relocate to San Francisco, California.

ITEM 17. MANAGEMENT'S DISCUSSION AND PLAN OF OPERATION

This section must be read in conjunction with the Audited Financial Statements included in this Registration Statement.

A.   Management's Discussion

The Company was incorporated in the State of Nevada on May 24, 2001. The Company is a start up and has not yet realized any revenues. To date, the Company has:

     -    raised start-up capital through private equity offerings,
     -    recruited and retained a management team and board of directors, and
     -    developed a business plan.

In the initial eleven-month operating period from May 24, 2001 (inception) to April 30, 2002, the Company generated no revenues while incurring $500 in general and administrative expenses. This resulted in a cumulative net loss of $500 for the period, which is equivalent to $0.00005 per share. The cumulative net loss is attributable solely to the costs of start-up operations.

B.   Plan of Operation

Without realizing all or a portion of the Offering proceeds, FI will have to seek alternative sources of funding to commence planned operations and implement its business plan. FI estimates that it needs a minimum of $10,000 to maintain bare-bones operations for the next twelve (12) months. In this context, "bare-bones operations" means all of the following:

     1. FI will not be able to work without purchasing the proper computer equipment, supplies, and Internet connection.

     2. FI will focus its operations exclusively in a small target market not extending beyond the Haight-Ashbury district of San Francisco, California area; and

     3. FI will perform all administrative and office functions out of the office of its counsel.

If FI fails to raise at least $20,000 in this Offering, Stiltskin, Inc., a shareholder, has agreed to provide sufficient additional funds as a loan not to exceed $20,000 over the next twelve (12) months period on an as needed basis. The amount loaned will be calculated against the amount raised up to $20,000. (i.e., if $2,500 is raised then Stiltskin, Inc. will loan only $17,500). The loan will mature at an annual interest rate of prime plus one percentage point. The principal and interest will be payable one year from the date of the first disbursement to FI. At the time of repayment by FI, and at the option of FI, the principal and interest may be converted to common shares in FI at a price of $0.25 a share.

Over the next twelve (12) months FI plans to invest up to $5,000 in office equipment, including computers and peripherals, a fax machine, a copier, and a phone system.

FI's president, Jonathan A. Firestein, currently resides in Phoenix, Arizona. Mr. Firestein intends to travel to San Francisco, California on at least a monthly basis in order to advance FI's business plan. Mr. Firestein intends to personally pay for the costs of this travel, but the Company may pay the reasonable costs of these trips in the future. A possibility exists at this time that Mr. Firestein may relocate back to the San Francisco area, but he has not determined the date of this move. While Mr. Firestein resides in Arizona, he will be conducting most of his business with the Haight-Ashbury area via telephone and e-mail.

FI anticipates that over the next twelve (12) months FI will not hire any additional full- or part-time employees, as the services provided by Jonathan A. Firestein and Charles L. Firestein appear sufficient during the initial growth stage.

Sales growth in the next six (6) to twelve (12) months is important for the FI's plan of operations. However, the Company cannot guarantee that it will generate such growth. If the Company does not generate sufficient cash flow to support its operations in the next twelve (12) to eighteen (18) months, it may need to raise additional capital by issuing capital stock in exchange for cash in order to continue as a going concern. However, there can be no assurance that the Company would be able to raise enough capital to stay in business.

The first goal of FI is to complete its website. In conjunction, FI's goal is to obtain contracts with stores and shops, restaurants, bars, and other businesses located in the Haight-Ashbury district. This should take 6 to 12 months.

Once FI has contracts established and has started building a reputation in the Haight-Ashbury district, FI will look to expand. FI foresees reaching that stage in 12-18 months.

The second goal is to expand the business to residents of the greater San Francisco area and/or potential tourists who may become users of FI's website. Specifically, FI intends for its users to use the website for the buying and selling of merchandise and items of interest. FI foresees it taking 18-36 months to expand in this manner.

RESULTS OF OPERATIONS

During the period from May 24, 2001, (inception) through the 11 months ended April 30, 2001, FI engaged in no significant operations other than organizational activities, acquisition of the URL address for the website, and preparation for registration of its securities under the Securities Act of 1933. No revenues were received by FI during this period. FI anticipates generating revenue around January, 2003.

For the current fiscal year, FI anticipates incurring a loss as a result of organizational expenses, expenses associated with registration under the Securities Act of 1933, and expenses associated setting up a company structure to begin implementing its business plan. FI expects that expenses such as state annual report fees, qualifications to do business and the like, including related attorney fees, will not exceed $5,000. The costs associated with filing this registration statement, and FI's expenses associated with applying for FI's shares to trade on the OTC bulletin board are not expected to exceed $5,000 and will be expensed. The extent of these costs will depend primarily on the states in which a market maker would want FI's shares to be qualified. With respect to costs of implementing its business plan, it is difficult to estimate FI's cost of a market analysis. FI estimates the total cost of market analysis, assuming difficulty in gathering information and other unforeseen difficulties, would not exceed $40,000. FI anticipates that until these procedures are completed, it will not generate revenues, and may continue to operate at a loss thereafter, depending upon the performance of the business. FI anticipates that expenditures from inception of the company to the fiscal year end of December, 2002 will be approximately $10,000 to $20,000. FI anticipates having the resources to support its operations during the next 12 months.

LIQUIDITY AND CAPITAL RESOURCES

FI remains in the development stage and, since inception, has experienced no significant change in liquidity or capital resources or shareholders' equity. Consequently, FI's balance sheet as of April 30, 2002 reflects total assets of $5,502 in the form of cash, and the URL address of www.TheHaight.com. FI expects to carry out its plan of business discussed above. In addition, FI may engage in a combination with another business. FI cannot predict the extent to which its liquidity and capital resources will be diminished prior to the consummation of a business combination or whether its capital will be further depleted by the operating losses (if any) of the business entity with which FI may eventually combine. FI has not engaged in discussions concerning potential business combinations and there currently are no business acquisitions that are probable.

FI anticipates that cash on hand will meet short-term cash requirements. The following table illustrates how FI has budgeted its cash on hand over the short-term:

    - Printing and engraving expenses                 $  500
    - Attorneys' fees and expenses                    $2,500
    - Accountants' fees and expenses                  $1,000
    - Transfer agent's and registrar's fees
      and expenses                                    $  500
    - Miscellaneous                                   $1,000
                                                      ------
                                  Total:              $5,500

FI will not expand its operations until sales have occurred and management feels that budgeted sales can support expansion. FI therefore has no specific long-term capital requirements other than those that vary with sales. These future costs of sales include the costs of operating the website. FI plans to generate sufficient cash flow from sales to meet its long-term requirements. Although existing cash and cash flow from sales is expected to fulfill future capital needs, if sales in the long term are insufficient, FI may need additional capital to carry out its business plan or to engage in a business combination. In the event that FI requires more capital, no commitments to provide additional funds have been made by management or other shareholders. Accordingly, there can be no assurance that any additional funds will be available on terms acceptable to FI or at all.

ITEM 18. DESCRIPTION OF PROPERTY.

FI's president, Jonathan A. Firestein, has assigned all of his rights in and to the URL domain name, www.TheHaight.com, to FI.

FI currently uses the office of its legal counsel without charge. Jonathan A. Firestein, a director and shareholder, intends to later provide office space at no charge to FI.

ITEM 19. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

FI uses the office space of its legal counsel, David B. Stocker, without charge.

Jonathan A. Firestein is the son of Charles L. Firestein.

ITEM 20. MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

Market Information

As of the date of this Registration Statement, there is no public market in FI's Common Stock. This Registration Statement is a step toward creating a public market for FI' stock, which may enhance the liquidity of FI' shares. However, there can be no assurance that a meaningful trading market will develop. FI makes no representation about the value of its Common Stock.

As of the date of this Registration Statement,

     - there are no outstanding options or warrants to purchase, or other instruments convertible into, common equity of FI, with the exception of the note executed by Stiltskin, Inc., the Selling Shareholder (See
          Item 4).

     - there is no stock that currently could be sold pursuant to Rule 144 under the Securities Act or that FI agreed to register for sale;

     - in the future, all 10,000,000 shares of Common Stock not registered under this Registration Statement will be eligible for sale pursuant to Rule 144 under the Securities Act; and

     - other than the stock registered under this Registration Statement, there is no stock that has been proposed to be publicly offered resulting in dilution to current shareholders.

Holders

As of the date of this Registration Statement, FI has 10,115,000 shares of $0.001 par value common stock issued and outstanding held by three (3) shareholders of record. FI's Transfer Agent is Holladay Stock Transfer, 2939 North 67th Place, Scottsdale, Arizona 85251, telephone 480-481-3940.

Dividends

FI has never declared or paid any cash dividends on its common stock. For the foreseeable future, FI intends to retain any earnings to finance the development and expansion of its business, and it does not anticipate paying any cash dividends on its common stock. Any future determination to pay dividends will be at the discretion of the Board of Directors and will be dependent upon then existing conditions, including FI's financial condition and results of operations, capital requirements, contractual restrictions, business prospects, and other factors that the board of directors considers relevant.

ITEM 21. EXECUTIVE COMPENSATION.

                                                 Compensation for the Period
                                                from Inception (May 24, 2001)
                                                     to April 30, 2002
                                                  -----------------------
Name                          Position            Salary            Other
----                          --------            ------            -----
Jonathan A. Firestein         President and         $0                $0
                              Director

Charles L. Firestein          Secretary and         $0                $0
                              Director

There are no existing or planned option/SAR grants.

No officer or director has received any remuneration from FI. Although there is no current plan in existence, it is possible that FI will adopt a plan to pay or accrue compensation to its officers and directors for services related to the implementation of FI's business plan. FI has no stock option, retirement, incentive, defined benefit, actuarial, pension or profit-sharing programs for the benefit of directors, officers or other employees, but the Board of Directors may recommend adoption of one or more such programs in the future. FI has no employment contract or compensatory plan or arrangement with any executive officer of FI. The Directors currently do not receive any cash compensation from FI for their service as members of the board of directors. There is no compensation committee, and no compensation policies have been adopted. See "Certain Relationships and Related Transactions."

ITEM 22. FINANCIAL STATEMENTS.

                                 FIRSTCDP, INC.
                          (A DEVELOPMENT STAGE COMPANY)



                              FINANCIAL STATEMENTS
                                December 31, 2001
                                 April 30, 2002

                                TABLE OF CONTENTS


                                                                            PAGE

COVER SHEET .............................................................    F-1

TABLE OF CONTENTS .......................................................    F-2

INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS' REPORT ........................    F-3

BALANCE SHEET, ASSETS ...................................................    F-4

BALANCE SHEET, LIABILITIES AND STOCKHOLDERS' EQUITY .....................    F-5

STATEMENT OF OPERATIONS .................................................    F-6

STATEMENT OF STOCKHOLDERS' EQUITY .......................................    F-7

STATEMENT OF CASH FLOWS .................................................    F-8

NOTES TO FINANCIAL STATEMENTS ........................................... F-9-13

                               SHELLEY INTL., CPA
                               161 E. 1ST. ST. #1.
                                 MESA, AZ 85201
                                 (480) 461-8301


                REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

To the Board of Directors FIRSTCDP, INC.

     I have audited the accompanying balance sheet of FirstCDP, Inc.., (a Development Stage Company) as of April 30, 2002 and December 31, 2001 and the related statements of operations, stockholders' equity, and cash flows for the period from May 24, 2001 (inception) to December 31, 2001 and the period January 1, 2002 to April 30, 2002. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

     I conducted my audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

     In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of FirstCDP, Inc. (a development stage company) as of April 30, 2002 and December 31, 2001 and the related statements of operations, stockholders' equity, and cash flows for the period from May 24, 2001 (inception) to December 31, 2001 and the period January 1, 2002 to April 30, 2002 in conformity with accounting principles generally accepted in the United States of America.

     The accompanying financial statements have been prepared assuming that the company will continue as a going concern. As discussed in the notes to the financial statements, the Company has no established source of revenue. This raises substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from this uncertainty.


                                                     Shelley Intl., CPA



May 15, 2002

                                 FIRSTCDP, INC.
                         (A Development Stage Company)

                                 BALANCE SHEET
                   as of April 30, 2002 and December 31, 2001

                                     ASSETS

                                                April 30,      December 31,
                                                  2002            2001
                                                  -----           -----
CURRENT ASSETS
  Cash                                            5,502             500
                                                  -----           -----

      Total Current Assets                        5,502             500
                                                  -----           -----

OTHER ASSETS                                          0               0
                                                  -----           -----

      Total Other Assets                              0               0
                                                  -----           -----

TOTAL ASSETS                                      5,502             500
                                                  =====           =====

                                 FIRSTCDP, INC.
                         (A Development Stage Company)

                     LIABILITIES AND STOCKHOLDERS' EQUITY

                                                         April 30,  December 31,
                                                            2002       2001
                                                          -------     -------
LIABILITIES

Current Liabilities                                           520         500
                                                          -------     -------

      Total Current Liabilities                               520         500
                                                          -------     -------

STOCKHOLDERS' EQUITY

  Preferred Stock, authorized 25,000,000 shares, no shares outstanding, par value $0.001

  Common Stock, authorized 75,000,000 shares of
    stock, issued and outstanding 10,115,000 shares
    at April 30, 2002 and 10,000,000 shares at
    December 31, 2002, par value $0.001                    10,115      10,000

  Additional Paid in Capital                                5,635           0

  Stock Subscribed                                        (10,011)     (9,831)

  Deficit accumulated during the
    development stage                                        (757)       (169)
                                                          -------     -------

      Total Stockholders' Equity                            4,982           0
                                                          -------     -------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                  5,502         500
                                                          =======     =======

The accompanying notes are an integral part of these statements

                                 FIRSTCDP, INC.
                         (A Development Stage Company)

                            STATEMENT OF OPERATIONS
   for the period from January 1, to April 30, 2002, May 24, 2001 (inception) to December 31, 2001 and May 24, 2001 (inception) to April 30, 2002

                                         Period      Period May 24,    Period May 24,
                                       January 1,      (inception)    2001 (inceptioin)
                                      to April 30,   to December 31,    to April 30,
                                          2002            2001              2002
                                      -----------      -----------      -----------
INCOME
  Interest Earned on Stock Sale               180              331              511
                                      -----------      -----------      -----------

EXPENSES
  General, Selling and
    Administrative                            768              500            1,268
                                      -----------      -----------      -----------

      Total Expense                           768              500            1,268
                                      -----------      -----------      -----------

  Loss before Provision for
    Income Taxes                             (588)            (169)            (757)

  Provision for Income Taxes                    0                0                0
                                      -----------      -----------      -----------


NET INCOME (LOSS)                            (588)            (169)            (757)
                                      ===========      ===========      ===========

Primary and Diluted Earnings
  (Loss) per Weighted Average
  Number of Common Shares                       a                a                a
                                      -----------      -----------      -----------

Weighted Average Number of
  Common Shares                        10,025,126       10,000,000       10,000,000
                                      -----------      -----------      -----------

The accompanying notes are an integral part of these statements

                                 FIRSTCDP, INC.
                         (A Development Stage Company)

                        STATEMENT OF STOCKHOLDERS' EQUITY
         for the period from May 24, 2001 (inception) to April 30, 2002

                                                    Common Stock           Additional
                                             --------------------------      Paid in         Stock       Accumulated        Total
                                               Shares         Amount         Capital      Subscribed       Deficit         Equity
                                             -----------    -----------    -----------    -----------    -----------    -----------
Initial Capitalization                        10,000,000         10,000                        (9,500)                          500
Interest Earned on Stock Subscription                                                            (331)                         (331)
Accumulated Deficit                                                                                             (169)          (169)
                                             -----------    -----------    -----------    -----------    -----------    -----------

Balance, December 31, 2001                    10,000,000         10,000             --         (9,831)          (169)            --

Stock Sales                                      100,000            100          4,900                                        5,000
Stock for Services                                15,000             15            735                                          750
Interest Earned on Stock Subscription                                                            (180)                         (180)
Accumulated Deficit                                                                                             (588)          (588)
                                             -----------    -----------    -----------    -----------    -----------    -----------

Balance, April 30, 2002                       10,115,000         10,115          5,635        (10,011)          (757)         4,982
                                             ===========    ===========    ===========    ===========    ===========    ===========

The accompanying notes are an integral part of these statements

                                 FIRSTCDP, INC.
                         (A Development Stage Company)

                            STATEMENT OF CASH FLOWS
   for the period from January 1, to April 30, 2002, May 24, 2001 (inception) to December 31, 2001 and May 24, 2001 (inception) to April 30, 2002

                                                Period      Period May 24,    Period May 24,
                                            January 1, to     (inception)    2001 (inception)
                                              April 30,     to December 31,    to April 30,
                                                 2002            2001              2002
                                                 ----            ----              ----
Cash Flows from Operating Activities

  Net Loss                                        (588)           (169)              (757)

  Consulting for stock                             750               0                750
  Changes payables                                  20             500                520
                                               -------         -------            -------

Net Cash Provided by Operations                    182             331                513
                                               -------         -------            -------

Cash Flow Used in Investing Activities               0               0                  0
                                               -------         -------            -------

Cash Flows from Financing Activities

  Sales of Stock                                 5,000          10,000             15,000
  Stock Subscribed                                (180)         (9,831)           (10,011)
                                               -------         -------            -------

Cash Flows from Financing Activities             4,820             169              4,989
                                               -------         -------            -------

Net Increase (Decrease) in Cash                  5,002             500              5,502

Cash, Beginning of Period                          500               0                  0
                                               -------         -------            -------

Cash, End of Period                              5,502             500              5,502
                                               =======         =======            =======

The amount of interest paid for the periods shown above was $0.00. The amount of taxes paid for the periods shown above was $00.00.

Significant non cash transactions
Issuance of 15,000 shares of common stock for consulting services valued at $750
      April 1, 2002

The accompanying notes are an integral part of these statements

                                 FIRSTCDP, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS


Note 1.  GENERAL ORGANIZATION AND BUSINESS

FirstCDP, Inc., (the Company) was organized in the state of Nevada on May 24, 2001. The Company is currently in its development stage and to date its activities have been limited to organization and capital formation. The Company currently has no operations and, in accordance with SFAS No. 7, is considered a development stage company.

The Company intends to develop and operate a website that focuses on the history and charm of the Haight-Ashbury district in San Francisco. The company owns the domain name "thehaight.com and intends to be an online source for news, events, and local information pertaining to the Haight-Ashbury district.

Note 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Company has no assets except cash and the domain name "thehaight.com". The only debt is accounts payable relating to the organization of the Company. There has been no operational revenue. The relevant accounting policies and procedures are listed below.

Accounting Basis

The basis is generally accepted accounting principles.

Earnings per Share

The basic earnings (loss) per share is calculated by dividing the Company's net income available to common shareholders by the weighted average number of common shares during the year. The diluted earnings (loss) per share is calculated by dividing the Company's net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted as of the first of the year for any potentially dilutive debt or equity.

The Company has no potentially dilutive securities outstanding at the end of the statement periods. Therefore, the basic and diluted earnings (loss) per share are presented on the face of the statement of operations as the same number.

The Company has not issued any options or warrants or similar securities since inception.

Dividends

The Company has not yet adopted any policy regarding payment of dividends. No dividends have been paid since inception.

Stock Based Compensation

The Company accounts for its stock based compensation based upon provisions in SFAS No. 123, Accounting for Stock-Based Compensation. In this statement stock based compensation is divided into two general categories, based upon who the stock receiver is, namely, and 1. non-employees, 2. employees or directors. The employees/directors category is further divided based upon the particular stock issuance plan, namely compensatory and non-compensatory. Each of these categories treats the valuation of the stock issuance for accounting purposes in a specific manner. For non-employees, the security is recorded at its fair value. For employees receiving non-compensatory stock based compensation, no security value is recorded until the stock is issued and paid for. For employees receiving compensatory stock based securities the Company may select between two methods. These two methods are either the recording of the compensation at the securities fair value or its intrinsic value. The recoding of the securities at fair value is the preferred method of accounting.

The Company has selected to utilize the fair value method for the valuation of its securities given as compensation.

Income Taxes

The provision for income taxes is the total of the current taxes payable and the net of the change in the deferred income taxes. Provision is made for the deferred income taxes where differences exist between the period in which transactions affect current taxable income and the period in which they enter into the determination of net income in the financial statements.

Advertising

Advertising is expensed when incurred. There has been no advertising since inception.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Transfer of Domain Name

The Company's president and 98.8% shareholder previously owned the domain name "thehaight.com." He transferred this asset to the Company at his historic basis, which was essentially zero.

NOTE 3. GOING CONCERN

The accompanying financial statements have been prepared assuming that the company will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. However the Company has no current source of revenue, nor operations. Without realization of additional capital, it would be unlikely for the Company to continue as a going concern. It is management's plan to seek additional capital through a small public offering. No guarantee can be given that this offering will be successful.

NOTE 4. STOCKHOLDERS' EQUITY

At inception, the Company had 75,000,000 shares of common stock authorized and 25,000,000 shares of preferred stock authorized. The shareholders have all of the rights afforded Nevada shareholders.

Par value is $0.001 per common share.

There are no warrants or options outstanding to acquire any additional shares of common stock.

The Company was initially capitalized on May 24, 2001 with cash of $500 and a note of $9,500 from the Company president. This note and its associated accrued interest income are shown as stock subscribed in the stockholders' equity section of the balance sheet and in the statement of stockholders' equity.

The major terms and detail of the stock subscription note are as follows.

     Principal balance                                        9,500
     Annual interest rate, prime + 1,
     (the rate utilized was 5.75%)
     Accrued interest earned for period                         331
                                                             ------

     Balance 12/31/01                                         9,831

     Accrued interest earned for period                         180
                                                             ------

     Balance 4/30/02                                         10,011
                                                             ------

NOTE 5. RELATED PARTY TRANSACTIONS

The Company neither owns nor leases any real or personal property. Office services are currently provided without charge by the Company counsel. Such costs are immaterial to the financial statements and accordingly, have not been reflected therein. The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

The president and major shareholder has a note to the Company of $9,500 for the purchase of the Company's stock. The details of this note are shown in the stockholders' equity note above.

NOTE 5. INCOME TAXES

The Company provides for income taxes under Statement of Financial Accounting Standards No. 109, ACCOUNTING FOR INCOME TAXES. SFAS No. 109 requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect when these differences are expected to reverse.

SFAS No. 109 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. In the Company's opinion, it is uncertain whether they will generate sufficient taxable income in the future to fully utilize the net deferred tax asset. Accordingly, a valuation allowance equal to the deferred tax asset has been recorded. The total deferred tax asset is $191, which is calculated by multiplying a 22% estimated tax rate by the two items making up the deferred tax account, the NOL of $868. The total valuation allowance is a comparable $191.

The provision for income taxes is comprised of the net change in deferred taxes less the valuation account plus the current taxes payable as shown in the chart below.

                                                                          2002
         Net change in deferred taxes                                     $191
         Valuation Account                                               (191)
         Current taxes payable                                               0
                                                                        ------

         Provision for Income Taxes                                          0
                                                                        ------

Below is a chart showing the federal net operating losses and the year in which it will expire.

         Year                                           Amount       Expiration
         ----                                           ------       ----------
         2001                                             868           2022
                                                          ---

Note 6. OPERATING LEASES AND OTHER COMMITMENTS:

As explained in the note pertaining to related parties, the Company uses the offices of its counsel with no charge. The Company has no lease obligations of any kind. The five year projection of these future obligations are as followings will be zero in each year.

                               Year 1    Year 2     Year 3    Year 4    Year 5
                               ------    ------     ------    ------    ------
Operating Leases, etc            0         0          0         0         0

Note 8. THE EFFECT OF RECENTLY ISSUED ACCOUNTING STANDARDS

Below is a listing of the most recent accounting standards SFAS 141-144 and their effect on the Company.

SFAS 141 Business Combinations

This Statement addresses financial accounting and reporting for business combinations and supersedes APB 16 and SFAS 38. All business combinations in the scope of this Statement are to be accounted for using one method, the purchase method. The effective date for this Statement is June 30, 2001 and thereafter.

SFAS 142 Goodwill and Other Intangibles Assets

This Statement addresses financial accounting and reporting for acquired goodwill and other intangible assets and supersedes APB 17. It addresses how intangible assets that are acquired individually or with a group (but not those acquired in a business combination) should be accounted for in financial statements upon their acquisition. This Statement also addresses how goodwill and other intangible assets should be accounted for after they have been initially recognized in the financial statements. The effective date for this Statement is December 15, 2001.

SFAS 143 Accounting for Asset Retirement Obligations

This Statement addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. This Statement applies to all entities. It applies to legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development and (or) the normal operation of a long-lived asset, except for certain obligations of leases. This Statement amends SFAS 19. The effective date for this Statement is June 15, 2002.

SFAS 144 Accounting for the Impairment or Disposal of Long-Lived Assets

This Statement addresses financial accounting and reporting for the impairment or disposal of long-lived assets. This statement supersedes SFAS 121, the accounting and reporting provisions of APB 30 and amends ARB 51. The effective date of this Statement is December 15, 2001.

The adoption of these new Statements is not expected to have a material effect on the Company's current financial position, results or operations, or cash flows. These standards will have an impact if the Company merges with an operating entity.

ITEM 23. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

     None.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

FI's Articles of Incorporation and its Bylaws provide for the indemnification of a present or former director or officer. FI indemnifies any of its directors, officers, employees or agents who are successful on the merits or otherwise in defense on any action or suit. Such indemnification shall include, expenses, including attorney's fees actually or reasonably incurred by him. Nevada law also provides for discretionary indemnification for each person who serves as or at FI's request as one of its officers or directors. FI may indemnify such individuals against all costs, expenses and liabilities incurred in a threatened, pending or completed action, suit or proceeding brought because such individual is one of FI's directors or officers. Such individual must have conducted himself in good faith and reasonably believed that his conduct was in, or not opposed to, FI's best interests. In a criminal action, he must not have had a reasonable cause to believe his conduct was unlawful.

Nevada Law

Pursuant to the provisions of Nevada Revised Statutes 78.751, the Corporation shall indemnify its directors, officers and employees as follows: every director, officer, or employee of the Corporation shall be indemnified by the Corporation against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon him/her in connection with any proceeding to which he/she may be made a party, or in which he/she may become involved, by reason of being or having been a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of the Corporation, partnership, joint venture, trust or enterprise, or any settlement thereof, whether or not he/she is a director, officer, employee or agent at the time such expenses are incurred, except in such cases wherein the director, officer, employee or agent is adjudged guilty of willful misfeasance or malfeasance in the performance of his/her duties; provided that in the event of a settlement the indemnification herein shall apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of the Corporation. The Corporation shall provide to any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of the corporation, partnership, joint venture, trust or enterprise, the indemnity against expenses of a suit, litigation or other proceedings which is specifically permissible under applicable law.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the costs and expenses payable by the Registrant in connection with the sale of the common stock being registered. FI has agreed to pay all costs and expenses relating to the registration of its common stock. All amounts are estimated.

SEC Registration Fee..............................................     $    5
EDGAR Conversion Fees ............................................     $1,500
Blue Sky Qualification Fees
 and Expenses ....................................................     $  250
Accounting Fees and Expenses .....................................     $1,000
Legal Fees and Expenses ..........................................     $2,500
Printing and Engraving............................................     $  200
Miscellaneous  ...................................................     $  500
                                                                       ------

Total        .....................................................     $5,955

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

On July 1, 2001, the Company issued 10,000,000 shares of its $0.001 par value common stock to Jonathan A. Firestein, president and director, in exchange for $9,500 in subscription receivable and $500 in cash. The total amount of the transaction was $10,000 or $0.001 per share. This sale of stock by FI did not involve any public offering or solicitation. At the time of the issuances, Jonathan A. Firestein was in possession of all available material information about FI. Also, Jonathan A. Firestein has a degree of financial sophistication, which allowed him to make independent assessments of the investment merits of FI. On the basis of these facts, FI claims that the issuance of stock to Jonathan A. Firestein was qualified for the exemption from registration contained in Section 4(2) of the Securities Act of 1933.

On April 1, 2002, the Company issued 15,000 shares of its $0.001 par value common stock in exchange for consulting services in the amount of $750, or $0.05 per share, to Charles L. Firestein, secretary and director, pursuant to the exemption from registration contained in Section 4(2) of the Securities Act of 1933. Charles L. Firestein, a sophisticated investor and the father of Jonathan
A. Firestein, was familiar with FI business plans and made the investment decision on the basis of material information disclosed to him by FI.

On April 29, 2002, the Company issued 100,000 shares of its $0.001 par value common stock to Stiltskin, Inc., a shareholder, in exchange for cash in the amount of $5,000, or $0.05 per share, pursuant to the exemption from registration contained in Section 4(2) of the Securities Act of 1933. Chris Allen, the individual controlling Stiltskin, Inc., and a sophisticated investor, made the investment decision on the basis of material information disclosed to him by FI.

ITEM 27. EXHIBITS.

Exhibit
Number   Name and/or Identification of Exhibit

  3.   Articles of Incorporation & By-Laws

        (a)  Articles of Incorporation of FI filed on May 4, 2001

        (b)  Amendment to Articles of Incorporation of FI filed on June 25, 2001

        (c)  Bylaws of FI adopted on July 1, 2001

  5.   Opinion on Legality Attorney Opinion Letter

 23.   Consent of Experts and Counsel

        (a) Consent of Counsel, incorporated by reference to Exhibit 5 of this filing.

        (b)  Consent of Independent Auditor

 99.   Other Exhibits

        (a)  Loan Arrangement Letter

        (b)  Promissory Note

        (c)  Charles L. Firestein Subscription Agreement

        (d)  Stiltskin, Inc. Subscription Agreement

        (e)  Subscription Agreement (general)

        (f)  Specimen Share of Common Stock

        (g)  Assignment of URL Domain Name

ITEM 28. UNDERTAKINGS.

In this Registration Statement, FI is including undertakings required pursuant to Rule 415 of the Securities Act and Rule 430A under the Securities Act.

Under Rule 415 of the Securities Act, FI is registering securities for an offering to be made on a continuous or delayed basis in the future. The registration statement pertains only to securities (a) the offering of which will be commenced promptly, will be made on a continuous basis and may continue for a period in excess of 30 days from the date of initial effectiveness and (b) are registered in an amount which, at the time the registration statement becomes effective, is reasonably expected to be offered and sold within two years from the initial effective date of the registration.

Based on the above-referenced facts and in compliance with the above-referenced rules, FI includes the following undertakings in this Registration Statement:

The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers and sales are being made, a post-effective amendment to this registration statement:

          (a) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (c) To include any material information distribution not previously disclosed in the material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, Arizona on May 16, 2002.

                                            FirstCDP, Inc.


                                            /s/  Jonathan A. Firestein
                                            ------------------------------------
                                            By: Jonathan A. Firestein
                                            Its: President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


/s/ Jonathan A. Firestein.                   President and Director
-----------------------------
Jonathan A. Firestein                        May 16, 2002


/s/ Charles L. Firestein                     Secretary and Director
-----------------------------
Charles L. Firestein                         May 16, 2002